                                                                       EXHIBIT 4

                               ARTICLES OF MERGER
                                     BETWEEN
                             STARWOOD LODGING TRUST
                    (a Maryland real estate investment trust)
                                       AND
                     WESTIN HOTELS & RESORTS WORLDWIDE, INC.
                            (a Delaware corporation)

             Starwood Lodging Trust, a real estate investment trust duly formed and existing under the laws of the State of Maryland ("Starwood"), and Westin Hotels & Resorts Worldwide, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Westin"), do hereby certify that:

             FIRST: Starwood and Westin agree to merge.

             SECOND: The name and place of organization of each party to these Articles are Starwood Lodging Trust, a Maryland real estate investment trust, and Westin Hotels & Resorts Worldwide, Inc., a Delaware corporation. Starwood shall survive the merger and shall continue under the name "Starwood Hotels & Resorts Trust" as a real estate investment trust of the State of Maryland.

             THIRD: Starwood has its principal office in Maryland in Baltimore City. Westin has its principal office in Seattle, Washington and owns no interest in land in Maryland. Westin was incorporated on May 9, 1995 under the general laws of the State of Delaware. Westin has not applied to do business in Maryland.

             FOURTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each entity party to the Articles in the manner and by the vote required by its certificate of incorporation or declaration of trust, as the case may be, and the laws of the state of its organization. The manner of approval was as follows:

             (a) The Board of Trustees of Starwood at a meeting held on September 7, 1997, and the Board of Directors of Westin by written consent dated September 8, 1997, adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions. The Board of Trustees of Starwood directed that the proposed merger be submitted for consideration at a meeting of the shareholders of Starwood. The Board of Directors of Westin directed that the proposed merger be submitted for consideration by the stockholders of Westin.

              (b) Notice which stated that the purpose of the meeting was to act on the proposed merger was given by Starwood as required by law. Prompt notice of approval of the merger was given to those stockholders of Westin that did not sign a written consent as required by law.

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
             (c) The proposed merger was approved by the shareholders of Starwood at the annual meeting of shareholders held December 12, 1997, by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The proposed merger was approved by the stockholders of Westin by written consent of holders of at least a majority of the shares of stock entitled to vote on the matter, dated September 8, 1997.

             FIFTH: The following amendments to the Declaration of Trust of Starwood are to be effected as a part of the merger:

             Article 1.1 of the Declaration of Trust of Starwood will be replaced in its entirety with the following provision:

                  1.1 Name. The name of the Trust shall be "Starwood Hotels & Resorts Trust." As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of Starwood Hotels & Resorts Trust, or in their names as Trustees of Starwood Hotels & Resorts Trust.

             Article 6.1 of the Declaration of Trust of Starwood will be replaced in its entirety with the following provision:

                  6.1 Shares. The units into which the beneficial interests in the Trust will be divided shall be designated as Shares consisting of
         (a) 200,000,000 Trust Shares with a par value of $0.01 per share and having equal dividend, distribution, liquidation and other rights but without preference, pre-emptive, appraisal, conversion or exchange rights of any kind, (b) 40,000,000 Excess Trust Shares with a par value of $0.01 per share and having the rights provided in Article VI hereof and (c) 10,000,000 Excess Preferred Shares with a par value of $0.01 per share and having the rights provided in Article VI hereof; provided, however, that the Trustees may, in their discretion, create and authorize the issuance of Shares of Beneficial Interest evidencing units of beneficial interest in the Trust of one or more additional classes, or one or more series within any such class, with or without par value, having such voting rights, such rights to dividends, distributions and in liquidation, such conversion, exchange and redemption rights, and such designations, preferences, participation, and other limitations or restrictions, as shall not be prohibited by this Declaration or the Real Estate Investment Trust provisions of the Internal Revenue Code or the laws of the State of Maryland and as shall be specified by the Trustees in their discretion in a resolution or resolutions duly adopted by the Trustees and recorded within the State of Maryland in such public offices as this Declaration and amendments shall have been recorded in accordance with Section 9.8 of this Declaration. As used herein, the term "Shares" shall mean and include
         (i) the Trust Shares, Excess Trust Shares and Excess Preferred Shares, and (ii) from and after the issuance of Shares of any other and additional classes of Shares of Beneficial Interest so

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
         created and authorized by the Trustees, such Shares of Beneficial Interest. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a Maryland corporation. There shall be no more than 305,000,000 Shares issued. The Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be cancelled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split.


         Articles 6.15 and 6.16 set forth as part of Exhibit A will be made a part of the Declaration of Trust of Starwood immediately following Article 6.14.

             SIXTH: (a) The total number of shares of beneficial interest of all classes which Starwood has authority to issue is 135,000,000 shares, of which 100,000,000 shares are Trust Shares (par value $0.01 per share), 20,000,000 shares are Excess Trust Shares (par value $0.01 per share) and 5,000,000 shares are Excess Preferred Shares (par value $0.01 per share). The aggregate par value of all the shares of beneficial interest of all classes of Starwood is $1,250,000.

             (b) The total number of shares of stock of all classes which Westin has authority to issue is 10,000,000 shares, of which 987,931.4 shares are Class A Common Stock (par value $.00165 per share) and 9,012,068.6 shares are Class B Common Stock (par value $.00165 per share). The aggregate par value of all the shares of stock of all classes of Westin is $16,500.

             SEVENTH: The merger increases the authorized shares of beneficial interest of Starwood in the following manner:

             (a) Immediately before the merger, the total number of shares of beneficial interest of all classes which Starwood has authority to issue is 135,000,000 shares, of which 100,000,000 shares are Trust Shares (par value $0.01 per share), 20,000,000 shares are Excess Trust Shares (par value $0.01 per share) and 5,000,000 shares are Excess Preferred Shares (par value $0.01 per share). The aggregate par value of all the shares of beneficial interest of all classes of Starwood is $1,250,000.

              (b) As changed by the merger, the total number of shares of beneficial interest of all classes which Starwood will have authority to issue is 305,000,000 shares, of which 200,000,000 shares are Trust Shares (par value $0.01 per share), 40,000,000 shares are Excess Trust Shares (par value $0.01 per share), 10,000,000 shares are Excess Preferred Shares (par value $0.01 per share), 30,000,000 shares are Class A Exchangeable Preferred Shares ($0.01 par value per share) and 15,000,000 shares are Class B Exchangeable Preferred Shares ($0.01 par value per share). The aggregate par value of all the shares of beneficial interest of all classes of Starwood will be $2,950,000.

             EIGHTH: The manner and basis of converting or exchanging issued shares of stock of Westin into shares of beneficial interest of Starwood or other consideration and the treatment of any issued stock of Westin and shares of beneficial interest of Starwood not to be converted or exchanged are as follows:

             (a) Each issued and outstanding share of beneficial interest of Starwood as of the effective time shall continue, without change, to be an issued and outstanding share of beneficial interest of Starwood.

             (b) Each issued and outstanding share of Common Stock of Westin on the effective time of the merger, other than shares held by Westin or its subsidiaries or Starwood, Starwood Lodging Corporation or any of their subsidiaries, shall upon the effective time and without further act, be converted into, and become exchangeable for, (i) a pro rata portion of 6,285,783 shares of Class A Exchangeable Preferred Shares, (ii) a pro rata portion of 5,294,783 shares of Class B Exchangeable Preferred Shares and (iii) a pro rata portion of $177,900,000 in cash, in each case subject to adjustment, all as provided in the Transaction Agreement dated as of September 8, 1997 (the "Transaction Agreement") by and among Starwood, Starwood Lodging Corporation, Westin, WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, W&S Hotel L.L.C., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., SLT Realty Limited Partnership, and SLC Operating Limited Partnership. Any issued and outstanding shares of the Common Stock of Westin held as of the effective time of the merger by Westin or its subsidiaries or Starwood, Starwood Lodging Corporation or any of their subsidiaries shall be cancelled.

             (c) As soon as practicable following the effective time of the merger, each holder of issued and outstanding shares of Common Stock of Westin shall be entitled to surrender the certificates representing the shares of Common Stock of Westin held by such holder immediately prior to effective time of the merger, and, upon such surrender, shall be entitled to receive in exchange therefor cash and/or a certificate or certificates evidencing the number of shares of Class A Exchangeable Preferred Shares and Class B Exchangeable Preferred Shares deliverable in respect thereof.

             NINTH: The merger shall become effective upon the later of (i) the acceptance for record by the State Department of Assessments and Taxation of Maryland of these Articles of Merger and (ii) acceptance for filing of the Agreement and Plan of Merger by the Secretary of State of the State of Delaware.

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             IN WITNESS WHEREOF, Starwood Lodging Trust and Westin Hotels &
Resorts Worldwide, Inc. have caused these presents to be signed in their respective names and on their respective behalves by their respective presidents or vice presidents and witnessed by their respective secretaries or assistant secretaries on January 2, 1998.


WITNESS:                               STARWOOD LODGING TRUST
                                       (a Maryland real estate investment trust)



/s/ Sherwin L. Samuels                 By: /s/ Ronald C. Brown
-----------------------------              ------------------------------------
               Secretary                   Senior Vice President and Chief
                                             Financial Officer

WITNESS:                               WESTIN HOTELS & RESORT WORLDWIDE, INC.
                                          (a Delaware corporation)


/s/ Catherine L. Walker                By: /s/ Richard Mahoney
-----------------------------              ------------------------------------
               Secretary               Vice President

              THE UNDERSIGNED, Senior Vice President and Chief Financial Officer of Starwood Lodging Trust, who executed on behalf of the Trust the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles of Merger to be the act of said Trust and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       /s/ Ronald C. Brown
                                       ----------------------------------------
                                       Senior Vice President and Chief Financial
                                       Officer

             THE UNDERSIGNED, Vice President of Westin Hotels & Resorts Worldwide, Inc., who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       /s/ Richard Mahoney
                                       ----------------------------------------
                                       Vice President

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                                    EXHIBIT A
                                       to
                               ARTICLES OF MERGER
                   *******************************************

         Pursuant to the authority granted to the Board of Trustees of the Trust under Section 6.1 of the Amended and Restated Declaration of Trust of the Trust, as heretofore amended (the "Declaration"), the Board of Trustees of the Trust, by resolution adopted by the Board of Trustees of the Trust on September 8, 1997, classified and designated 30,000,000 shares of beneficial interest in the Trust as Class A Exchangeable Preferred Shares, par value $.01 per share, with the following preferences, exchange and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, such classification and designation to become effective upon the effective time of the merger of Westin Hotels & Resorts Worldwide, Inc., a Delaware corporation, with and into the
Trust:

6.15     Class A Exchangeable Preferred Shares Articles Supplementary

                  6.15.1. NUMBER OF SHARES AND DESIGNATION.

                  The class of shares of beneficial interest in the Trust being created by these Articles Supplementary shall be designated as "Class A Exchangeable Preferred Shares", par value $.01 per share ("Class A EPS"), and 30,000,000 shall be the number of shares of Class A EPS constituting such class.

                  6.15.2. DEFINITIONS.

                  For purposes of the Class A EPS, the following terms have the meanings indicated:

                  "Affiliate" shall mean with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  "Articles Supplementary" shall mean either this Article 6.15 or Article 6.16, as the case may be, of the Declaration of Trust.

                  "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees from time to time to exercise any of its powers or perform any of its responsibilities with respect to the Class A EPS.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                  "Cash Equivalent" of Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer as of any date shall mean an amount of

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
         cash equal to (i) the average of the daily Current Market Prices per unit of such Paired Shares or other shares or securities during the five (5) consecutive Trading Days immediately preceding such date or
         (ii) if the Paired Shares or such other shares or securities are not publicly traded on such date, the fair market value of such Paired Shares or other securities as of such date as determined by the Board of Trustees in good faith (subject to the rights of the holders of the Class A EPS to request a valuation from a nationally recognized investment banking firm as provided in paragraph (g)(v) of Article
         6.15.5 hereof).

                  "Class A Articles Supplementary" shall mean this Article 6.15.

                  "Class A Dividend Replacement Shares" shall have the meaning set forth in paragraph (d)(v) of Article 6.15.5 hereof.

                  "Class A EPS" shall have the meaning set forth in Article
         6.15.1 hereof.

                  "Class A Exchange Notice" shall have the meaning set forth in paragraph (a)(i) of Article 6.15.5 hereof.

                  "Class A Exchange Right" shall have the meaning set forth in paragraph (a)(i) of Article 6.15.5 hereof.

                  "Class A Liquidation Preference" shall have the meaning set forth in paragraph (b) of Article 6.15.4 hereof.

                  "Class A Liquidation Participation Right" shall have the meaning set forth in paragraph (a) of Article 6.15.4 hereof.

                  "Class A Participation Dividend" shall have the meaning set forth in paragraph (a) of Article 6.15.3 hereof.

                  "Class A Preferred Dividend" shall have the meaning set forth in paragraph (a) of Article 6.15.3 hereof.

                  "Class A Underlying Corporation Shares" as of any time shall mean the Corporation Shares component of the Class A Underlying Paired Shares as of such time.

                  "Class A Underlying Paired Shares" as of any time shall mean the Paired Shares (including, unless otherwise expressly provided herein, fractional units of Paired Shares) for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right but excluding (except for the purposes of an actual exercise of the Class A Exchange Right) any Class A Dividend Replacement Shares.

                  "Class A Underlying Trust Shares" as of any time shall mean the Trust Shares component of the Class A Underlying Paired Shares as of such time.

                  "Class B Articles Supplementary" shall mean Article 6.16 of the Declaration of Trust pursuant to which the Trust has classified and designated 15,000,000 shares of beneficial interest in the Trust as "Class B Exchangeable Preferred Shares".

                  "Class B EPS" shall mean the Class B Exchangeable Preferred Shares, par value $0.01 per share, of the Trust created pursuant to the Class B Articles Supplementary.

                  "Class B Liquidation Preference" shall have the meaning set forth in paragraph (b) of Articles 6.16.4 hereof.

                  "Class B Liquidation Participation Right" shall have the meaning set forth in paragraph (a) of Article 6.16.4 hereof.

                  "Class B Participation Dividend" shall have the meaning set forth in paragraph (a) of Article 6.16.3 hereof.

                  "Class B Preferred Dividend" shall have the meaning set forth in paragraph (a) of Article 6.16.3 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Conditionally Declared Class A Dividend" shall have the meaning set forth in paragraph (b)(i) of Article 6.15.3 hereof.

                  "Constituent Person" shall have the meaning set forth in paragraph (e)(ii) of Article 6.15.5 hereof.

                  "Corporation" shall mean Starwood Lodging Corporation, a Maryland corporation, and any successor.

                  "Corporation Common Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

                           (i) The payment by the Corporation of a dividend on
                  the outstanding Corporation Shares that is payable in additional Corporation Shares;

                           (ii) The subdivision of the outstanding Corporation
                  Shares into a greater number of shares (whether by share split or otherwise);

                           (iii) The combination of the outstanding Corporation
                  Shares into a smaller number of shares (whether by reverse share split or otherwise); or

                           (iv) The issuance of any shares of stock of the
                  Corporation by reclassification of the Corporation Shares.

                  "Corporation Common Distribution" shall mean any dividend or distribution paid or made by the Corporation (including, without limitation, any distribution of assets on any liquidation, dissolution or winding up of the Corporation) in respect of the Corporation Shares, other than a dividend or distribution that constitutes a Corporation Common Adjustment Event. In addition, a distribution to the holders of Corporation Shares of rights to subscribe for or purchase additional Corporation Shares under a shareholders protective rights plan or agreement shall not be deemed to constitute a Corporation Common Distribution to the extent that the Corporation makes provision so that such rights, to the extent still outstanding with respect to the outstanding Corporation Shares, shall be issued to the holders of any Corporation Shares issued upon exercise of the Class A Exchange Right (and, to the extent applicable, shall attach to such Corporation Shares) in an amount and manner and to the extent provided in such shareholders protective rights plans or agreements with respect to already outstanding Corporation Shares.

                  "Corporation Shares" shall mean the shares of common stock, par value $.01 per share, of the Corporation or any stock of the Corporation into which such common stock may hereafter be changed.

                  "Current Market Price" of publicly traded Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer as of any Trading Day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such shares or other securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such shares or other securities are listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such shares or other securities are not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-countermarket as reported by NASDAQ or, if bid and asked prices for such shares or other securities on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such shares or other securities selected for such purpose by the Chief Executive Officer or Chief Financial Officer of the Trust or the Board of Trustees.

                  "Declaration" shall mean the Amended and Restated Declaration of Trust of the Trust, as amended from time to time.

                  "Delivered Shares" shall have the meaning set forth in paragraph (a)(ii) of Article 6.15.5 hereof.

                  "Dividend Correspondence Ratio" shall have the meaning set forth in paragraph (b)(i) of Article 6.15.3 hereof.

                  "Excess Shares" shall have the meaning set forth in paragraph
         (a)(ii) of Article 6.15.5 hereof.

                  "Exchange Election Notice" shall have the meaning set forth in paragraph (a)(i) of Article 6.15.5 hereof.

                  "Exchange Issuance Date" shall have the meaning set forth in paragraph (b) of Article 6.15.5 hereof.

                  "Exchange Promissory Note" shall mean an unsecured promissory note of the Trust in such form as the Trust shall reasonably prescribe with a maturity date ninety (90) days after the date of issuance of such note. Such Exchange Promissory Note shall bear interest in a amount equal to the amount of any dividends paid during the period that such note remains outstanding on a number of Paired Shares equal to the number of Excess Shares for which such Exchange Promissory Note is being substituted pursuant to paragraph (a)(ii) of Article 6.15.5 hereof, which interest shall be payable on the dates of payment of the corresponding dividends.

                  "Exchange Ratio" shall have the meaning set forth in paragraph
         (d)(i) of Article 6.15.5 hereof.

                  "Issue Date" shall mean the first date on which any shares of Class A EPS are issued by the Trust.

                  "Junior Dividend" means a dividend payable in respect of any class or series of shares of beneficial interest in the Trust over which the Class A Preferred Dividends have preference or priority as to the payment of dividends, including, without limitation, any Trust Common Dividend, any Class A Participation Dividend and any Class B Participation Dividend.

                  "Junior Liquidating Distribution" shall mean any distribution of assets of the Trust in connection with a Liquidation Event to holders of any class or series of shares of beneficial interest in the Trust over which the Class A Liquidation Preference has preference or priority in the distribution of assets upon the occurrence of such Liquidation Event, including, without limitation, any such distribution of assets to holders of Trust Shares or in respect of the Class A Liquidation Participation Right or the Class B Liquidation Participation Right.

                  "Junior Shares" shall mean the Trust Shares and any other class or series of shares of beneficial interest in the Trust now or hereafter issued and outstanding over which the Class A Preferred Dividends have full preference or priority in the payment of dividends or over which the Class A Liquidation Preference has full preference or priority in the distribution of assets on the occurrence of any Liquidation Event, including, without limitation, the Trust Shares but excluding the Class B EPS.

                  "Liquidation Date" shall have the meaning set forth in paragraph (a) of Article 6.15.4 hereof.

                  "Liquidation Event" shall mean any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary. For the purposes hereof, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust's assets shall not be deemed to be a Liquidation Event.

                  "Non-Electing Shares" shall have the meaning set forth in paragraph (e)(ii) of Article 6.15.5 hereof.

                  "NYSE" shall mean the New York Stock Exchange.

                  "Offered Shares" shall have the meaning set forth in paragraph
         (a)(ii) of Article 6.15.5 hereof.

                  "Ownership Limit" shall have the meaning set forth in Section
         6.12 of the Declaration.

                  "Paired Shares" shall mean units consisting of one Trust Share paired with one Corporation Share (subject to adjustment as contemplated provided in paragraph (e) of Article 6.15.5 hereof) and represented by a single share certificate, as provided in the Pairing Agreement dated as of June 25, 1980, between the Trust and the Corporation, as amended from time to time.

                  "Paired Shares Adjustment Event" shall have the meaning set forth in paragraph (d)(i) of Article 6.15.5 hereof.

                  "Parity Liquidation Preference" shall mean the liquidation preference of any class or series of shares of beneficial interest in the Trust that ranks on a parity with the Class A Liquidation Preference.

                  "Parity Preferred Dividend" shall mean any dividend payable in respect of any class or series of shares of beneficial interest in the Trust that ranks on a parity in right of payment with the Class A Preferred Dividends, whether or not the dividend rate, dividend payment dates, liquidation preference, redemption rights, conversion or exchange rights or other features of such class or series are different from those of the Class A EPS.

                  "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Registered Sale Option" shall have the meaning set forth in paragraph (a)(ii) of Article 6.15.5 hereof.

                  "REIT Rules" shall mean the requirements (i) for the Trust to qualify as a real estate investment trust under the Code as set forth in Sections 856(a)(5) and 856(a)(6) of the Code and (ii) for the Corporation or any affiliate of the Corporation which is a tenant of the Trust to not be treated as a related party pursuant to Section 856(d)(2)(B) of the Code.

                  "Requested Shares" shall have the meaning set forth in paragraph (a)(ii) of Article 6.15.5 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest of the Trust ranking on a parity with the Class A EPS as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class A EPS shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or similar agent.

                  "Trading Day" with respect to publicly traded Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer shall mean any day on which the shares or other securities in question are traded on the NYSE, or if such shares or other securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such shares or other securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such shares or other securities are not quoted on such NASDAQ National Market, in the applicable securities market in which such shares or other securities are traded.

                  "Transaction" shall have the meaning set forth in paragraph
         (e)(ii) of Article 6.15.5 hereof.

                  "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.C. (or any successor thereof), or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Class A EPS and the Class B EPS.

                  "Trust" shall mean Starwood Lodging Trust, a Maryland real estate investment trust, and any successor.

                  "Trust Common Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

                           (i) The payment by the Trust of a dividend on the
                  outstanding Trust Shares that is payable in additional Trust Shares;

                           (ii) The subdivision of the outstanding Trust Shares
                  into a greater number of shares (whether by share split or otherwise);

                           (iii) The combination of the outstanding Trust Shares
                  into a smaller number of shares (whether by reverse share split or otherwise); or

                           (iv) The issuance of any shares of beneficial
                  interest in the Trust by reclassification of the Trust Shares.

                  "Trust Common Dividend" shall mean any dividend or distribution paid or made by the Trust pro rata on the outstanding Trust Shares other than (i) a distribution of assets of the Trust upon the occurrence of a Trust Liquidation Event or (ii) on a dividend or distribution that constitutes a Trust Common Adjustment Event. In addition, a distribution to the holders of shares of beneficial interest in the Trust of rights to subscribe for or purchase additional Trust Shares under a shareholders protective rights plan or agreement or any similar plan or agreement shall not be deemed to constitute a Trust Common Dividend to the extent that the Trust makes provision so that such rights, to the extent still outstanding with respect to the outstanding Trust Shares, shall be issued to the holders of any Trust Shares issued upon exercise of the Class A Exchange Right (and, to the extent applicable, shall attach to such Trust Shares) in an amount and manner and to the extent provided in such plans or agreements with respect to already outstanding Trust Shares.

                  "Trust Shares" shall mean the common shares of beneficial interest in the Trust, par value $.01 per share, or any shares of beneficial interest in the Trust into which such common shares may be changed.

                  "Westin Transaction Agreement" shall mean the Transaction Agreement dated as of September 8, 1997 among WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, W&S Hotel L.L.C., Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., the Trust, SLT Realty Limited Partnership, the Corporation and SLC Operating Limited Partnership, as such agreement may be amended from time to time.

                  "Westin Transaction Securities" shall mean, with respect to a holder of Class A EPS or an Affiliate thereof, any shares of Class A EPS, shares of Class B EPS, Starwood Operating Partnership Units and Starwood Realty Partnership Units (as such terms are defined in the Westin Transaction Agreement) received by such holder or Affiliate pursuant to the Westin Transaction Agreement, together with any shares of Class B EPS, Class A EPS or Paired Shares (or other securities) issued upon exchange or conversion of any such Westin Transaction Securities.

                  6.15.3. DIVIDENDS.

                  (a) In General. The holders of Class A EPS will be entitled
(i) to receive a preferred dividend payable as described in paragraph (b) below (a "Class A Preferred Dividend"), when, as and if declared by the Board of Trustees out of assets of the Trust legally available for that purpose, based on the payment of any Corporation Common Distribution and (ii) to participate on the basis described in paragraph (c) below in any Trust Common Dividend, when, as and if declared by the Board of Trustees out of assets of the Trust available for that purpose (a "Class A Participation Dividend").

                  (b) Class A Preferred Dividend.

                           (i) Upon the payment by the Corporation of any
Corporation Common Distribution prior to the occurrence of a Liquidation Event, the right to receive a Class A Preferred Dividend will automatically accrue with respect to each share of Class A EPS as of the payment date for such Corporation Common Distribution in an amount equal to the value of the Corporation Common Distribution paid on each Corporation Share multiplied by the applicable Dividend Correspondence Ratio described below. To the extent that any Corporation Common Distribution consists of securities or other property (other than cash), the Trust will have the option of paying the corresponding Class A Preferred Dividend either (A) in the same form as such Corporation Common Distribution (i.e., by delivery of the same type of securities or other property as distributed in the Corporation Common Distribution), (B) in cash in an amount equal to the fair market value of such securities or other property as determined in good faith by the Board of Trustees (subject to the rights of the affected holders of Class A EPS to request a valuation from a nationally recognized investment banking firm as provided in paragraph (g)(v) of Article
6.15.5 hereof) or (C) a combination thereof. Each Class A Preferred Dividend will be cumulative from the payment date for the related Corporation Common Distribution and will be payable to holders of record of Class A EPS on such record date as shall be fixed by the Board of Trustees, which record date shall be the same as the record date for the corresponding Class B Preferred Dividend that will have accrued or will accrue based on such Corporation Common Distribution and not earlier than the record date for such Corporation Common Distribution. The Board of Trustees may, at any time between the declaration of a Corporation Common Distribution and the related payment date, declare a corresponding Class A Preferred Dividend conditioned on the actual payment of such Corporation Common Distribution (any such Class A Preferred Dividend being sometimes referred to herein as a "Conditionally Declared Class A Dividend" until such time as the corresponding Corporation Common Distribution is paid, at which time it will no longer be a Conditionally Declared Class A Dividend but will instead be deemed to be an accrued Class A Preferred Dividend). The "Dividend Correspondence Ratio" for the purposes of determining the amount of any Class A Preferred Dividend shall mean the number of Class A Underlying Corporation Shares for which each share of Class A EPS is exchangeable as of the record date for the related Corporation Common Distribution upon exercise of the Class A Exchange Right, as such number shall be proportionately adjusted to reflect any share dividend, share split, reverse share split or other combination or subdivision of the Class A EPS that becomes effective between (or, if the record date for such event is different from the effective date therefor, that has a record date that falls between) (A) the record date for the Corporation Common Distribution and (B) the date of payment of such Corporation Common Distribution or, if earlier, the record date for such Class A Preferred Dividend.

                           (ii) So long as any shares of Class A EPS are
outstanding: (A) no Junior Dividend may be declared or paid or set apart for payment unless all accrued Class A Preferred Dividends and Conditionally Declared Class A Dividends have been or are concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, (B) no Parity Preferred Dividend shall be declared or paid or set aside for payment unless a ratable portion of all accrued but unpaid Class A Preferred Dividends and Conditionally Declared Class A Dividends has been or is concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment (with such ratable portion being based on the portion of the accrued but unpaid Parity Preferred Dividends being paid) and (C) no Junior Shares may be redeemed, purchased or otherwise acquired by the Trust (other than a redemption, purchase or other acquisition of Trust Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary or upon any exchange or redemption of other securities at the option of the holders thereof, or as required or permitted under Article VI of the Declaration) for consideration (or any moneys paid or made available for a sinking fund for the redemption of any Junior Shares), directly or indirectly (except for conversion into or exchange for Junior Shares) unless all accrued Class A Preferred Dividends and Conditionally Declared Class A Dividends have been or are concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment.

                  (c) Class A Participation Dividend. No Trust Common Dividend may be declared in respect of the Trust Shares unless the Board of Trustees concurrently declares a Class A Participation Dividend entitling each share of Class A EPS to receive an amount equal to the amount of the Trust Common Dividend declared on each Trust Share multiplied by the number of Class A Underlying Trust Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right as of the record date for such Trust Common Dividend. Such Class A Participation Dividend shall be payable on the same date on which the corresponding Trust Common Dividend is payable, shall be payable in the same form as the corresponding Trust Common Dividend and shall be paid to holders of record of the Class A EPS on the same record date as is fixed by the Board of Trustees for the payment of such Trust Common Dividend.

                  6.15.4. LIQUIDATION RIGHTS.

                  (a) In General. Upon the occurrence of any Liquidation Event, the holders of Class A EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, prior to the making of any Junior Liquidating Distribution, a liquidating distribution in an amount equal to the Class A Liquidation Preference described in paragraph (b) below determined as of the effective date of such Liquidation Event or, if no effective date is provided, as of the record date of the first liquidating distribution relating to such Liquidation Event (in either such case, the "Liquidation Date") and (ii) to participate on the basis described in paragraph (c) below in any liquidating distribution to holders of Trust Shares (the "Class A Liquidation Participation Right"). In determining whether a distribution (other than upon the occurrence of a Liquidation

Event), by dividend, redemption or other acquisition of shares of beneficial interest in the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Class A EPS whose preferential rights upon dissolution are senior to those receiving the distribution shall not be added to the Trust's total liabilities.

                  (b) Class A Liquidation Preference. The "Class A Liquidation Preference" of a share of Class A EPS as of the applicable Liquidation Date shall mean the sum of (A) the fair market value (as determined in good faith by the Board of Trustees, subject to the right of the holders of Class A EPS to request a valuation from a nationally recognized investment banking firm pursuant to paragraph (g)(v) of Article 6.15.5 hereof) as of such date of the number of Class A Underlying Corporation Shares for which each Class A EPS is exchangeable as of such date upon exercise of the Class A Exchange Right plus
(B) the amount of any accrued but unpaid Class A Preferred Dividends in respect of each share of Class A EPS as of such date (other than any such accrued but unpaid Class A Preferred Dividends that have been declared with a record date prior to such Liquidation Date, which the Trust shall separately be obligated to pay to the holders of record of the Class A EPS as of such record date). Until each holder of shares of Class A EPS has received distributions equal to the Class A Liquidation Preference, no Junior Liquidating Distributions may be paid to holders of any other class or series of shares of beneficial interest in the Trust. Subject to the rights of the holders of shares of beneficial interest in the Trust with liquidation preferences ranking prior to or on a parity with the Class A Liquidation Preference, after payment shall have been made in full of the Class A Liquidation Preference as provided in this paragraph (b), Junior Liquidating Distributions may be paid to the holders of any shares of beneficial interest entitled to receive such distributions and the holders of the Class A EPS shall not be entitled to share therein except as provided in paragraph (c) of this Article 6.15.4. In the event that the assets of the Trust available for liquidating distributions to holders of shares of beneficial interest in the Trust in connection with any Liquidation Event are insufficient to pay the Class A Liquidation Preference on all outstanding Class A EPS and any Parity Liquidation Preferences in respect of any other classes or series of shares of beneficial interest in the Trust, then the holders of the Class A EPS and such other classes and series of shares of beneficial interest in the Trust shall share ratably in any such distribution of assets in proportion to the Class A Liquidation Preference and the Parity Liquidation Preferences to which they would otherwise be respectively entitled.

                  (c) Class A Liquidation Participation Right. In addition to being entitled to receive the Class A Liquidation Preference, upon the occurrence of any Liquidation Event the holders of Class A EPS shall be entitled to participate, pursuant to the Class A Liquidation Participation Right, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class A EPS shall be deemed to represent a number of Trust Shares equal to the number of Class A Underlying Trust Shares for which each share of Class A EPS could be exchanged upon exercise of the Class A Exchange Right as of the record date for such distribution.

                  6.15.5. EXCHANGE RIGHT.

                  (a) Class A Exchange Right. (i) A holder of shares of Class A EPS shall have the right to exchange such shares in whole or in part at any time for fully paid and non-assessable Paired Shares to the extent described below (the "Class A Exchange Right"). A holder of shares of Class A EPS desiring to exchange such shares for Paired Shares shall surrender the certificate or certificates evidencing such shares, duly endorsed or assigned to the Trust or in blank, to the Transfer Agent together with a duly completed and executed exchange notice (a "Class A Exchange Notice") in such form as the Trust shall prescribe from time to time and such related certifications as the Trust may reasonably prescribe from time to time. Unless any Paired Shares to be issued in exchange for such shares of Class A EPS are to be issued in the same name as the name in which such shares of Class A EPS are registered, each share certificate surrendered shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any applicable transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid). As promptly as practicable (and in any event within five (5) Business Days after receipt of a Class A Exchange Notice and such required certificates and documents, the Trust shall elect, pursuant to an election notice given to the exchanging holder (an "Exchange Election Notice"), to either: (i) deliver to such holder the number of Paired Shares corresponding to the number of shares of Class A EPS being exchanged based on the Exchange Ratio described in paragraph (d) of this Article 6.15.5 (including procuring the issuance by the Corporation of the Corporation Shares component of such Paired Shares) or (ii) pay to the holder the Cash Equivalent of such Paired Shares or
(iii) a combination of (i) and (ii).

                           (ii) If the delivery to such holder of the full
number of Paired Shares requested to be delivered pursuant to the Class A Exchange Notice (the "Requested Shares") would result in a violation of either the Ownership Limit or the REIT Rules, the Trust may elect in the Exchange Election Notice to either (A) deliver to such holder the maximum number of Paired Shares that may be delivered without causing such a violation (the "Delivered Shares", with the number of Requested Shares in excess of the Delivered Shares being referred to herein as the "Excess Shares"), together with either the Cash Equivalent (determined as of the date of delivery of the applicable Class A Exchange Notice and the related certificates and other documents described above) of the Excess Shares or an Exchange Promissory Note in a principal amount equal to such Cash Equivalent or (B) deliver to such holder the Cash Equivalent (determined as of such notice delivery date) of the Requested Shares. Notwithstanding the foregoing, in the event that the delivery of the full number of Requested Shares pursuant to a Class A Exchange Notice would violate either the Ownership Limit or the REIT Rules because the exchanging Class A EPS holder, together with such holder's Affiliates (but without giving effect to any other applicable attribution rules under the Code), beneficially owns, as of the date the Exchange Election Notice is given, Paired Shares other than through the ownership of Westin Transaction Securities, the Trust will have the option (the "Registered Sale Option"), exercisable in the Exchange Election Notice, in lieu of delivering an Exchange Promissory Note in a principal amount equal to the Cash Equivalent of the Excess Shares, to procure the filing of a registration statement under the Securities Act, and to publicly offer and sell pursuant to such registration statement in such manner as the Trust in good faith determines to be appropriate a number of Paired Shares equal to the number of such Excess Shares (the "Offered Shares"), the net proceeds of which sale (after deducting any applicable underwriting discounts or commissions and the expenses of such offering) shall be paid to such holder.

                           (iii) In the event that the issuance of the full
number of Requested Shares upon any exercise of the Class A Exchange Right would violate either the Ownership Limit or the REIT Rules and either (i) the Trust elects to deliver the Delivered Shares together with an Exchange Promissory Note in a principal amount equal to the Cash Equivalent of the Excess Shares or (ii) the Trust exercises the Registered Sale Option, the holder of the shares of Class A EPS being exchanged will have the right to withdraw his or her Class A Exchange Notice as to the Excess Shares, which withdrawal must be made by written notice to the Transfer Agent within ten (10) Business Days after receipt of the Trust's Exchange Election Notice.

                  (b) Delivery of Securities and Cash. If the Exchange Election Notice relating to an exercise of the Class A Exchange Right does not give rise to a withdrawal right pursuant to paragraph (a)(iii) above, such Exchange Election Notice shall be accompanied by the delivery of the Paired Shares and/or cash required to be delivered pursuant to such Exchange Election Notice. If the Exchange Election Notice does give rise to such a withdrawal right, but such right is not exercised by the exchanging holder, the Trust shall deliver the Paired Shares, Exchange Promissory Note and/or cash required to be delivered pursuant to such Exchange Election Notice within five (5) Business Days after the expiration of such withdrawal right. If the Exchange Election Notice includes the exercise of the Registered Sale Option, the proceeds from the sale of the Offered Shares shall be paid over to the applicable holder promptly upon receipt. Any cash payable to an exchanging holder hereunder shall be payable at the election of the Trust by check or by wire transfer to an account designated in writing by the exchanging holder, if one has been so designated. With respect to any Paired Shares to be issued pursuant to an Exchange Election Notice, the Trust shall issue and deliver (and shall cause the Corporation to issue and deliver) at the office of the Transfer Agent to the exchanging holder, or on his or her written order, a certificate or certificates for the number of full Paired Shares deliverable in accordance with the provisions of this Article 6.15.5, and any fractional interest in respect of a unit of Paired Shares arising upon such exercise of the Class A Exchange Right shall be settled as provided in paragraph (c) of this Article 6.15.5 (the date of delivery of such certificate or certificates being sometimes referred to herein as the "Exchange Issuance Date"). Any such Paired Shares issued upon such exercise shall be deemed to have been issued immediately prior to the close of business on the Exchange Issuance Date, and the Person or Persons in whose name or names any certificate or certificates for Paired Shares shall be issuable pursuant to such Class A Exchange Notice shall be deemed to have become the holder or holders of record of the Paired Shares represented thereby at such time on such date unless the share transfer records for the Paired Shares shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open. If less than the full number of shares of Class A EPS represented by the certificate or certificates surrendered to the Trust in connection with an exercise of the Class A Exchange Right are being exchanged pursuant to such exercise, the Trust shall also deliver to the exchanging holder a new certificate or certificates evidencing the excess shares not being exchanged.

                  (c) Fractional Interests. No fractional Paired Share units or scrip evidencing fractions of Paired Shares shall be issued upon exercise of the Class A Exchange Right. Instead of any fractional interest in a unit of Paired Shares that would otherwise be deliverable upon such exercise, the Trust shall pay to the exchanging holder an amount in cash equal to the corresponding fraction of the Current Market Price of the Paired Shares on the Trading Day immediately preceding the Exchange Issuance Date. If more than one share of Class A EPS shall be surrendered for exchange at one time by the same holder, the number of full Paired Shares issuable upon exercise of the Class A Exchange Right shall be computed on the basis of the aggregate number of shares of Class A EPS so surrendered.

                  (d) Exchange Ratio and Adjustments.

                           (i) Initially, one unit of Paired Shares will be
issuable upon exchange of each share of Class A EPS pursuant to the exercise of the Class A Exchange Right (the "Exchange Ratio"). If, at any time after the Issue Date, a Trust Common Adjustment Event shall occur in conjunction with the occurrence of a corresponding Corporation Common Adjustment Event as a result of which the number of outstanding Paired Shares is increased or decreased but neither the nature of the securities comprising the Paired Shares nor the ratio of outstanding Trust Shares to Common Shares is affected (a "Paired Shares Adjustment Event"), the Exchange Ratio in effect as of the close of business on the record date for such Paired Shares Adjustment Event or, if no such record date applies, the effective date of such Paired Shares Adjustment Event shall be adjusted so that a holder of shares of Class A EPS who thereafter exercises the Class A Exchange Right with respect to such shares will be entitled to receive upon such exercise the number of Paired Shares that such holder would have owned or have been entitled to receive after the happening of such Paired Shares Adjustment Event if such holder had exercised the Class A Exchange Right immediately prior to such record date or effective date. An adjustment pursuant to this subparagraph (i) shall become effective (subject to subparagraph (iv) below) immediately upon the opening of business on the Business Day next following the record date for the applicable Paired Shares Adjustment Event or, if no such record date applies, the Business Day next following the effective date of such Paired Shares Adjustment Event.

                           (ii) No adjustment in the Exchange Ratio shall be
required pursuant to subparagraph (i) above unless such adjustment would require a cumulative increase or decrease of at least one percent (1%) in such ratio; provided, however, that any adjustments that by reason of this subparagraph (ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. All calculations of the Exchange Ratio under this paragraph (d) shall be made to the nearest one-tenth of a share (with
 .05 of a share being rounded upward).

                           (iii) Notwithstanding any other provisions of this
Article 6.15.5, the Trust shall not be required to make any adjustment to the Exchange Ratio based on any issuance of Paired Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust (or the Corporation) and the investment of additional optional amounts in Paired Shares under such plan.

                           (iv) In any case in which this paragraph (d) provides
that an adjustment to the Exchange Ratio shall become effective immediately following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any shares of Class A EPS exchanged after such record date but before the occurrence of such event the additional Paired Shares (or the cash, Exchange Promissory Notes or other property to be delivered in lieu thereof pursuant to this Article 6.15.5) issuable pursuant to such exchange by reason of the adjustment required pursuant to this paragraph
(d) in respect of such event and (B) paying to the exchanging holder any amount of cash in lieu of any fractional interest in Paired Shares pursuant to paragraph (c) of this Article 6.15.5.

                           (v) If at the time of any exercise of the Class A
Exchange Right there are any accrued but unpaid Class A Preferred Dividends or Class A Participation Dividends other than Class A Preferred Dividends or Class A Participation Dividends that have been declared with a record date prior to such exercise, the Exchange Ratio shall be adjusted so that the number of Paired Shares into which the shares of Class A EPS being exchanged are then exchangeable is increased by a number of Paired Shares (the "Class A Dividend Replacement Shares") equal to (A) the aggregate amount of such accrued but unpaid Class A Preferred Dividends and Class A Participation Dividends with respect to each share of Class A EPS being exchanged divided by (B) the Current Market Price of the Paired Shares during the five (5) Trading Days immediately preceding the date of delivery of the applicable Class A Exchange Notice and all related certificates and other documents.

                  (e) Adjustments to Composition of Paired Shares Issuable Upon Exchange.

                           (i) If, at any time after the Issue Date, a Trust
Common Adjustment Event or a Corporation Common Adjustment Event shall occur other than as part of a Paired Shares Adjustment Event, each unit of Paired Shares issuable upon exercise of the Class A Exchange Right shall be adjusted (subject to subparagraph (iii) below) as of the close of business on the record date for such event or, if no such record date applies, the effective date of such event so as to consist of the number of Trust Shares, the number of Corporation Shares and the number of any other shares of beneficial interest in the Trust or shares of stock of the Corporation that a holder of one unit of Paired Shares would have held or have been entitled to receive after giving effect to such event.

                           (ii) If, at any time after the Issue Date, the Trust
or the Corporation shall become a party to any transaction, including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all outstanding Trust Shares and/or Corporation Shares, sale of all or substantially all of the Trust's or the Corporation's assets or recapitalization of the Trust Shares and/or the Corporation Shares (but excluding any event constituting a Trust Common Adjustment Event or a Corporation Common Adjustment Event) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which the outstanding Trust Shares and/or Corporation Shares shall be converted into or exchanged for the right to receive stock, securities or other property (including cash or any combination thereof), effective as of the effective date of such Transaction, each unit of Paired Shares issuable upon exercise of the Class A Exchange Right with respect to any shares of Class A EPS that are not converted into or exchanged for the right to receive stock, securities or other property in connection with such Transaction shall thereafter be deemed to consist of the kind and amount of shares of beneficial interest in the Trust, shares of stock of the Corporation and other securities and property (including cash or any combination thereof) that would have been held or receivable upon the consummation of such Transaction by a holder of a number of Paired Shares equal to the number of Class A Underlying Paired Shares for which one share of Class A EPS would have been exchangeable immediately prior to such Transaction, assuming such holder of Paired Shares (A) is not a Person with which the Trust or the Corporation consolidated or into which the Trust or the Corporation was merged or which merged into the Trust or the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each unit of Paired Shares held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Shares"), then for the purposes of this subparagraph (ii) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction in respect of each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The provisions of this paragraph (e) shall similarly apply to successive transactions.

                           (iii) In any case in which this paragraph (e)
provides that an adjustment to the composition of the units of Paired Shares issuable upon exercise of the Class A Exchange Right shall become effective immediately following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any shares of Class A EPS exchanged after such record date but before the occurrence of such event the additional Paired Shares (or the cash, Exchange Promissory Notes or other property to be delivered in lieu thereof pursuant to this Article 6.15.5) issuable pursuant to such exchange before giving effect to such adjustment and
(B) paying to the exchanging holder any amount of cash in lieu of any fractional interest in Paired Shares pursuant to paragraph (c) of this Article 6.15.5.

                  (f) Notice of Adjustments. Whenever the Exchange Ratio or the composition of a unit of Paired Shares is adjusted as provided in paragraph (d) or (e) above, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Exchange Ratio after such adjustment and, in the case of an adjustment pursuant to paragraph (e), describing the kind and amount of stock, securities and other property (including cash) then constituting a unit of Paired Shares. Such certificate shall also set forth a brief statement of the facts requiring such adjustment and shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment setting forth the adjusted Exchange Ratio, the effective date of such adjustment and, in the case of an adjustment pursuant to paragraph (e), a description of the kind and amount of stock, securities and other property (including cash) then constituting a unit of Paired Shares, and shall mail such notice of such adjustment to the holder of each share of Class A EPS, and to the extent that any shares of Class B EPS are then outstanding to each holder of Class B EPS, at such holder's last address as shown on the share records of the Trust.

                  (g) Miscellaneous Provisions.

                           (i) There shall be no adjustment of the Exchange
Ratio or the composition of the units of Paired Shares issuable upon exercise of the Class A Exchange Right in case of the issuance of any shares of beneficial interest in the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Article 6.15.5.

                           (ii) If the Trust shall take any action affecting the
Trust Shares or the Corporation shall take any action affecting the Corporation Shares, other than an action described in this Article 6.15.5, that in the opinion of the Board of Trustees would materially affect the exchange rights of the holders of the Class A EPS provided for in this Article 6.15.5, the Exchange Ratio and/or the composition of the units of Paired Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

                           (iii) The Trust covenants that any Paired Shares
issued upon exercise of the Class A Exchange Right will be validly issued, fully paid and non-assessable. The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Trust Shares, solely for issuance pursuant to exercise of the Class A Exchange Right and shall use its best efforts to cause the Corporation to reserve and at all times have, solely for issuance pursuant to exercise of the Class A Exchange Right, sufficient Corporation shares to permit the exercise of such Class A Exchange Right. The Trust shall use its best efforts to cause the Corporation not to close its transfer books so as to prevent the timely issuance of Corporation Shares upon the exercise of the Class A Exchange Right. The Trust shall not close its transfer books so as to prevent the timely issuance of Trust Shares upon the exercise of the Class A Exchange Right. The Trust shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Paired Shares or other securities or property upon exercise of the Class A Exchange Right; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Paired Shares or other securities or property in a name other than that of the holder of the shares of Class A EPS being exchanged, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

                           (iv) Except as provided in paragraph (g)(v) below,
any determination required or permitted to be made by the Board of Trustees by these Articles Supplementary shall be final, conclusive and binding on the holders of Class A EPS.

                           (v) In the event that: (A) the Trust elects to pay
the Cash Equivalent of Paired Shares or other securities pursuant to an exercise of the Class A Exchange Right and in connection therewith the Board of Trustees makes a determination of the value of the Paired Shares or other securities at a time when the Paired Shares or such other securities are not publicly traded,
(B) the Trust elects to pay in cash a Class A Preferred Dividend corresponding to a Corporation Common Distribution in the form of securities or other property and in connection therewith the Board of Trustees makes a determination of the fair market value of such securities or other property or (C) the Board of Trustees makes a determination of the fair market value of

Class A Underlying Corporation Shares for the purpose of determining the amount of the Class A Liquidation Preference in connection with a Liquidation Event, then the Trust shall deliver to each affected holder of Class A EPS a written notice (which, in the case of an exercise of the Class A Exchange Right may be set forth in the related Exchange Election Notice) setting forth the valuation determined by the Board of Trustees. At any time within ten (10) Business Days after receipt of such notice, any affected holder of Class A EPS may request in writing that the Trust obtain a written valuation of such Paired Shares, Class A Underlying Corporation Shares or other securities or property from an investment banking firm. Promptly after receipt of any such request, the Trust shall select a nationally recognized investment banking firm to perform such valuation and shall provide such investment banking firm with such relevant information as the Trust may have in relation thereto. Such investment banking firm shall be instructed to prepare a written valuation report within thirty (30) days after its appointment, and upon receipt of such valuation report, the Trust shall mail a copy to each affected holder of Class A EPS. If the valuation as determined by such investment banking firm is greater than the valuation as determined by the Board of Trustees, the Trust shall promptly pay the amount of such difference to each affected holder of Class A EPS. If, however, the valuation as determined by such investment banking firm is less than the valuation determined by the Board of Trustees, the Trust may at its option require each affected holder of Class A EPS to repay the amount of such difference to the Trust, which amount shall be so repaid by each such holder promptly after receipt of the Trust's request. The fees and expenses of such investment banking firm shall be paid by the Trust.

                  6.15.6. REACQUIRED SHARES TO BE RETIRED.

                  All shares of Class A EPS which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest in the Trust without designation as to class.

                  6.15.7. VOTING.

                  (a) General Voting Rights. The holders of shares of Class A EPS shall be entitled to vote upon all matters upon which holders of Trust Shares have the right to vote, and shall be entitled to the number of votes equal to the largest whole number of Class A Underlying Trust Shares for which such shares of Class A EPS could be exchanged pursuant to the provisions of
Article 6.15.5 hereof as of the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of beneficial interest in the Trust having general voting powers and not separately as a class.

                  (b) Special Voting Rights. So long as any shares of Class A EPS are outstanding, in addition to any other vote or consent of holders of such shares required by the Declaration or these Articles Supplementary, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all outstanding shares of Class A EPS, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the

Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Class A EPS disproportionately (based on the number of Underlying Class A Trust Shares at the time) to the effect of such amendment, alteration or repeal on the holders of Trust Shares; provided, however, that (i) any amendment of the provisions of the Declaration so as to authorize or create, or to increase the authorized amount of, any class or series of shares of beneficial interest in the Trust, whether ranking prior to, on a parity with or junior to the Class A EPS shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Class A EPS and (ii) no filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary unless such filing expressly purports to amend, alter or repeal one or more of such provisions. For the purposes of this paragraph (b), each share of Class A EPS will have one vote per share.

                  6.15.8. RECORD HOLDERS.

                  The Trust and the Transfer Agent may deem and treat the record holder of any shares of Class A EPS as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

                  6.15.9. RESTRICTIONS ON OWNERSHIP AND TRANSFER.

                  The Class A EPS constitute shares of beneficial interest in the Trust that are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to shares of beneficial interest in the Trust generally, including, without limitation, the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to shares of beneficial interest in the Trust. The foregoing sentence shall not be construed to limit the applicability to the Class A EPS of any other term or provision of the Declaration. No restrictions on the transferability of shares of Class A EPS shall be enforced by the Trust to the extent that such restrictions would otherwise cause the Trust to fail to meet the requirements of Section 856(a)(2) of the Code.



                       **********************************

         Pursuant to the authority granted to the Board of Trustees of the Trust under Section 6.1 of the Amended and Restated Declaration of Trust of the Trust, as heretofore amended (the "Declaration"), the Board of Trustees of the Trust, by resolution adopted by the Board of Trustees of the Trust on September 8, 1997, classified and designated 15,000,000 shares of beneficial interest in the Trust as Class B Exchangeable Preferred Shares, par value $.01 per share, with the following preferences, exchange and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, such classification and designation to become effective upon the effective time of the merger of Westin Hotels & Resorts Worldwide, Inc., a Delaware corporation, with and into the
Trust:


6.16     Class B Exchangeable Preferred Shares Articles Supplementary

                  6.16.1. NUMBER OF SHARES AND DESIGNATION.

                  There are hereby designated 15,000,000 "Class B Exchangeable Preferred Shares", par value $.01 per share ("Class B EPS").

                  6.16.2. DEFINITIONS.

                  For purposes of the Class B EPS, the following terms have the meanings indicated:

                  "Affiliate" shall mean with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  "Articles Supplementary" shall mean either Article 6.15 or
         Article 6.16, as the case may be, of the Declaration of Trust.

                  "Base Preference Amount" per share of Class B EPS as of any date shall mean the Stated Value per share as of such date.

                  "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees from time to time to exercise any of its powers or perform any of its responsibilities with respect to the Class B EPS.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                  "Class A Articles Supplementary" shall mean Article 6.15 hereof pursuant to which the Trust has classified and designated 30,000,000 shares of beneficial interest in the Trust as "Class A Exchangeable Preferred Shares".

                  "Class A EPS" means the Class A Exchangeable Preferred Shares, par value $0.01 per share, created by the Class A Articles Supplementary.

                  "Class A EPS Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

                           (i) The payment by the Trust of a dividend on the
                  outstanding Class A EPS that is payable in additional shares of Class A EPS;

                           (ii) The subdivision of the outstanding Class A EPS
                  into a greater number of shares (whether by share split or otherwise);

                           (iii) The combination of the outstanding Class A EPS
                  into a smaller number of shares (whether by reverse share split or otherwise); or

                           (iv) The issuance of any shares of beneficial
                  interest in the Trust by reclassification of the Class A EPS.

                  "Class A Exchange Right" shall have the meaning set forth in paragraph (a) of Article 6.15.5 hereof.

                  "Class A Liquidation Preference" shall have the meaning set forth in paragraph (b) of Article 6.15.4 hereof.

                  "Class A Liquidation Participation Right" shall have the meaning set forth in paragraph (a) of Article 6.15.4 hereof.

                  "Class A Participation Dividend" shall have the meaning set forth in paragraph (a) of Article 6.15.3 hereof.

                  "Class A Preferred Dividend" shall have the meaning set forth in paragraph (a) of Article 6.15.3 hereof.

                  "Class B Articles Supplementary" shall mean this Article 6.16.

                  "Class B Conversion Notice" shall have the meaning set forth in paragraph (b)(ii) of Article 6.16.5 hereof.

                  "Class B Conversion/Redemption Election Right" shall have the meaning set forth in Article 6.16.7 hereof.

                  "Class B Conversion/Redemption Notice" shall have the meaning set forth in Article 6.16.7 hereof.

                  "Class B Conversion Right" shall have the meaning set forth in paragraph (b)(i) of Article 6.16.5 hereof.

                  "Class B Dividend Replacement Shares" shall have the meaning set forth in paragraph (e)(v) of Article 6.16.5 hereof.

                  "Class B EPS" shall have the meaning set forth in Article
         6.16.1 hereof.

                  "Class B Liquidation Preference" shall have the meaning set forth in paragraph (b) of Article 6.16.4 hereof.

                  "Class B Liquidation Participation Right" shall have the meaning set forth in paragraph (a) of Article 6.16.4 hereof.

                  "Class B Participation Dividend" shall have the meaning set forth in paragraph (a) of Article 6.16.3 hereof.

                  "Class B Preferred Dividend" shall have the meaning set forth in paragraph (a) of Article 6.16.3 hereof.

                  "Class B Redemption Date" shall have the meaning set forth in paragraph (c)(ii) of Article 6.16.6 hereof.

                  "Class B Redemption Notice" shall have the meaning set forth in paragraph (c)(ii) of Article 6.16.6 hereof.

                  "Class B Redemption Right" shall have the meaning set forth in paragraph (a) of Article 6.16.6 hereof.

                  "Class B Underlying Class A EPS" with respect to any shares of Class B EPS as of a specified date shall mean the number of shares of Class A EPS issuable on such date upon exercise of the Class B Conversion Right with respect to such shares of Class B EPS (including fractional interests but without taking into account any Class B Dividend Replacement Shares except for the purposes of an actual exercise of the Class B Conversion Right).

                  "Class B Underlying Corporation Shares" as of any time shall mean the Corporation Shares component of the Class B Underlying Paired Shares as of such time.

                  "Class B Underlying Paired Shares" as of any time shall mean the Paired Shares for which each share of Class B EPS is then indirectly exchangeable assuming both (i) the conversion at such time of such share of Class B EPS into the corresponding number of shares of Class B Underlying Class A EPS upon exercise of the Class B Conversion Right and (ii) the simultaneous exchange of such shares of Class A EPS for Paired Shares (including, unless otherwise expressly provided herein, fractional shares but excluding any Class A Dividend Replacement Shares, as defined in paragraph (d)(v) of Article 6.15.5 hereof) upon exercise of the Class A Exchange Right.

                  "Class B Underlying Trust Shares" as of any time shall mean the Trust Shares component of the Class B Underlying Paired Shares as of such time.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Conditionally Declared Class B Dividend" shall have the meaning set forth in paragraph (b)(i) of Article 6.16.3 hereof.

                  "Constituent Person" shall have the meaning set forth in paragraph (f) of Article 6.16.5 hereof.

                  "Conversion Ratio" shall have the meaning set forth in paragraph (e)(i) of Article 6.16.5 hereof.

                  "Corporation" shall mean Starwood Lodging Corporation, a Maryland corporation, and any successor.

                  "Corporation Common Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

                           (i) The payment by the Corporation of a dividend on
                  the outstanding Corporation Shares that is payable in additional Corporation Shares;

                           (ii) The subdivision of the outstanding Corporation
                  Shares into a greater number of shares (whether by stock split or otherwise);

                           (iii) The combination of the outstanding Corporation
                  Shares into a smaller number of shares (whether by reverse stock split or otherwise); or

                           (iv) The issuance of any shares of stock of the
                  Corporation by reclassification of the Corporation Shares.

                  "Corporation Common Distribution" shall mean any dividend or distribution paid or made by the Corporation (including, without limitation, any distribution of assets on any liquidation, dissolution or winding up of the Corporation) in respect of the Corporation Shares, other than a dividend or distribution that constitutes a Corporation Common Adjustment Event. In addition, a distribution to the holders of Corporation Shares of rights to subscribe for or purchase additional Corporation Shares under a shareholders protective rights plan or agreement shall not be deemed to constitute a Corporation Common Distribution to the extent that the Corporation makes provision so that such rights, to the extent still outstanding with respect to the outstanding Corporation Shares, shall be issued to the holders of any Corporation Shares issued upon exercise of the Class A Exchange Right (and, to the extent applicable, shall attach to such Corporation Shares) in an amount and manner and to the extent provided in such shareholders protective rights plans or agreements with respect to already outstanding Corporation Shares.

                  "Corporation Shares" shall mean the shares of common stock, par value $.01 per share, of the Corporation or any stock of the Corporation into which such common stock may hereafter be changed.

                  "Cross-Over Date" shall mean the fifth anniversary of the Issue Date, subject to extension as described in paragraph (a) of
         Article 6.16.9 hereof.

                  "Current Market Price" of publicly traded Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer as of any Trading Day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such shares or other securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such shares or other securities are listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such shares or other securities are not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such shares or other securities on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or Chief Financial Officer of the Trust or the Board of Trustees.

                  "Declaration" shall mean the Amended and Restated Declaration of Trust of the Trust, as amended from time to time.

                  "Default Rate Dividends" shall have the meaning set forth in paragraph (d) of Article 6.16.3 hereof.

                  "Dividend Correspondence Ratio" shall have the meaning set forth in paragraph (b)(i) of Article 6.16.3 hereof.

                  "Issue Date" shall mean the first date on which any Class B EPS are issued by the Trust.

                  "Junior Dividend" means a dividend payable in respect of any class or series of shares of beneficial interest in the Trust over which the Class B Preferred Dividends have preference or priority as to the payment of dividends, including, without limitation, any Trust Common Dividend, any Class B Participation Dividend and any Class A Preferred Dividend and any Class A Participation Dividend.

                  "Junior Liquidating Distribution" shall mean any distribution of assets of the Trust in connection with a Liquidation Event to holders of any class or series of shares of beneficial interest in the Trust over which the Class B Liquidation Preference has preference or priority in the distribution of assets upon the occurrence of such Liquidation

         Event, including, without limitation, any such distribution of assets to holders of Trust Shares or in respect of the Class B Liquidation Participation Right, the Class A Liquidation Preference or the Class A Liquidation Participation Right.

                  "Junior Shares" shall mean the Trust Shares and any other class or series of shares of beneficial interest in the Trust now or hereafter issued and outstanding over which the Class B Preferred Dividends have full preference or priority in the payment of dividends or over which the Class B Liquidation Preference has full preference or priority in the distribution of assets on the occurrence of any Liquidation Event. Without limiting the generality of the foregoing, for the purposes hereof the Class A EPS and the Trust Shares constitute Junior Shares.

                  "LIBOR" as of any date shall mean the rate of interest per annum for United States dollar deposits in the amount of $100,000,000 with a one-month maturity which appears on "Telerate Page 3750" (as defined below) as of 11:00 a.m. (London time) on such date; provided that if such rate is no longer published, an interest rate per annum equal to the arithmetic mean (rounded if necessary to the nearest one-hundredth of one percent (0.01%) of the interest rates per annum for United States dollar deposits in such amount and with such a maturity quoted on Reuters Screen Page "LIBO" (or if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying such information) as of 11:00 a.m. on such date (the rate determined as aforesaid being the "LIBO Screen Rate"). For such purposes, the term "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for United States dollar deposits). Any LIBOR rate determined on the basis of the rate displayed on Telerate Page 3750 or the LIBO Screen Rate determined in accordance with the foregoing provisions of this definition shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service or Reuters, as applicable, within one hour of the time when such rate is first displayed by such service. For the purposes of paragraph (d) of
         Article 6.16.3, the LIBOR rate shall be determined in accordance with the foregoing as of the date on which an Uncured Default arises and on the nearest corresponding day of each subsequent calendar month and shall apply for the approximate one-month period between the date of such determination and the next succeeding date of determination.

                  "Liquidation Date" shall have the meaning set forth in paragraph (a) of Article 6.16.4 hereof.

                  "Liquidation Event" shall mean any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary. For the purposes hereof, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust's assets shall not be deemed to be a Liquidation Event.

                  "Non-Electing Shares" shall have the meaning set forth in paragraph (f) of Article 6.16.5 hereof.

                  "NYSE" shall mean the New York Stock Exchange.

                  "Ownership Limit" shall have the meaning set forth in Section
         6.12 of the Declaration.

                  "Paired Shares" shall mean units consisting of one Trust Share paired with one Corporation Share (subject to adjustment as contemplated in paragraph (e) of Article 6.15.5 hereof) and represented by a single share certificate, as provided in the Pairing Agreement dated as of June 25, 1980, between the Trust and the Corporation, as amended from time to time.

                  "Parity Liquidation Preference" shall mean the liquidation preference of any class or series of shares of beneficial interest in the Trust that ranks on a parity with the Class B Liquidation Preference. For such purposes: (i) the Base Preference Amount portion of the Class B Liquidation Preference will rank on a parity with the liquidation preferences of any class or series of Preferred Shares issued by the Trust (other than the Class A EPS to which said portion of the Class B Liquidation Preference will rank senior in liquidation preference), unless the articles supplementary creating such class or series provide that such class or series will rank junior to such portion of the Class B Liquidation Preference in the distribution of assets upon the occurrence of a Liquidation Event, and (ii) the Supplemental Preference Amount portion of the Class B Liquidation Preference will rank junior to the liquidation preferences of any class or series of Preferred Shares issued by the Trust (other than the Class A EPS), unless the articles supplementary creating such class or series provide that such class or series will rank junior to or on a parity with such portion of the Class B Liquidation Preference in the distribution of assets upon the occurrence of a Liquidation Event.

                  "Parity Preferred Dividend" shall mean any dividend payable in respect of any class or series of shares of beneficial interest in the Trust that ranks on a parity in right of payment with the Class B Preferred Dividends, whether or not the dividend rate, dividend payment dates, liquidation preference or redemption price are different from those of the Class B EPS.

                  "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Shares" shall mean any class or series of shares of beneficial interest in the Trust now or hereafter issued and outstanding that have preference or priority over Trust Shares in the payment of dividends or in the distribution of assets on the occurrence of any Liquidation Event.

                  "Redemption Price" shall have the meaning set forth in paragraph (b)(i) of Article 6.16.6 hereof.

                  "Registration Rights Agreement" means the Registration Rights Agreement entered into by the Trust, the Corporation and the other parties thereto pursuant to the Westin Transaction Agreement.

                  "REIT Rules" shall mean the requirements (i) for the Trust to qualify as a real estate investment trust under the Code as set forth in Sections 856(a)(5) and 856(a)(6) of the Code and (ii) for the Corporation or any affiliate of the Corporation which is a tenant of the Trust to not be treated as a related party pursuant to Section 856(d)(2)(B) of the Code.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest in the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest in the Trust ranking on a parity with the Class B EPS as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class B EPS shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or similar agent.

                  "Stated Value" of each share of Class B EPS shall initially mean Thirty-Eight Dollars and Fifty Cents ($38.50) per share. Upon the occurrence of any share split, reverse share split or other subdivision or combination of the Class B EPS subsequent to the Issue Date, the Stated Amount shall be proportionately adjusted as determined in good faith by the Board of Trustees.

                  "Supplemental Preference Amount" shall have the meaning set forth in paragraph (b) of Article 6.16.4 hereof.

                  "Trading Day" with respect to publicly traded Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which such securities are traded.

                  "Transaction" shall have the meaning set forth in paragraph
         (f) of Article 6.16.5 hereof.

                  "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.C. (or any successor thereof), or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Class B EPS and the Class A EPS.

                  "Trust" shall mean Starwood Lodging Trust, a Maryland real estate investment trust, and any successor.

                  "Trust Common Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

                           (i) The payment by the Trust of a dividend on the
                  outstanding Trust Shares that is payable in additional Trust Shares;

                           (ii) The subdivision of the outstanding Trust Shares
                  into a greater number of shares (whether by share split or otherwise);

                           (iii) The combination of the outstanding Trust Shares
                  into a smaller number of shares (whether by reverse share split or otherwise); or

                           (iv) The issuance of any shares of beneficial
                  interest in the Trust by reclassification of the Trust Shares.

                  "Trust Common Dividend" shall mean any dividend or distribution paid or made by the Trust pro rata on the outstanding Trust Shares other than (i) a distribution of assets of the Trust upon the occurrence of a Trust Liquidation Event or (ii) on a dividend or distribution that constitutes a Trust Common Adjustment Event. In addition, a distribution to the holders of shares of beneficial interest in the Trust of rights to subscribe for or purchase additional Trust Shares under a shareholders protective rights plan or agreement or any similar plan or agreement shall not be deemed to constitute a Trust Common Dividend to the extent that the Trust makes provision so that such rights, to the extent still outstanding with respect to the outstanding Trust Shares, shall be issued to the holders of any Trust Shares issued upon exercise of the Class A Exchange Right (and, to the extent applicable, shall attach to such Trust Shares) in an amount and manner and to the extent provided in such plans or agreements with respect to already outstanding Trust Shares.

                  "Trust Conversion Notice" shall have the meaning set forth in paragraph (c)(ii) of Article 6.16.5 hereof.

                  "Trust Conversion Right" shall have the meaning set forth in paragraph (c)(i) of Article 6.16.5 hereof.

                  "Trust Redemption Date" shall have the meaning set forth in paragraph (b)(ii) of Article 6.16.6 hereof.

                  "Trust Redemption Notice" shall have the meaning set forth in paragraph (b)(ii) of Article 6.16.6 hereof.

                  "Trust Redemption Right" shall have the meaning set forth in paragraph (a) of Article 6.16.6 hereof.

                  "Trust Shares" shall mean the common shares of beneficial interest in the Trust, par value $.01 per share, or any shares of beneficial interest in the Trust into which such common shares may be changed.

                  "Uncured Default" shall have the meaning set forth in paragraph (a) of Article 6.16.9 hereof.

                  "Westin Transaction Agreement" shall mean the Transaction Agreement dated as of September 8, 1997 among WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, W&S Hotel L.L.C., Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., the Trust, SLT Realty Limited Partnership, the Corporation and SLC Operating Limited Partnership, as such agreement may be amended from time to time.

                  6.16.3. DIVIDENDS.

                  (a) In General. The holders of Class B EPS will be entitled
(i) to receive a preferred dividend payable as described in paragraph (b) below (a "Class B Preferred Dividend"), when, as and if declared by the Board of Trustees out of assets of the Trust legally available for that purpose, based on the payment of any Corporation Common Distribution and (ii) to participate on the basis described in paragraph (c) below in any Trust Common Dividend, when, as and if declared by the Board of Trustees out of assets of the Trust available for that purpose (a "Class B Participation Dividend"). In certain circumstances, the holders of Class B EPS will also be entitled to receive a Default Rate Dividend, as provided in paragraph (d) below.

                  (b) Class B Preferred Dividend.

                           (i) Upon the payment by the Corporation of any
Corporation Common Distribution prior to the occurrence of a Liquidation Event, the right to receive a Class B Preferred Dividend will automatically accrue with respect to each share of Class B EPS as of the payment date for such Corporation Common Distribution in an amount equal to the value of the Corporation Common Distribution paid on each Corporation Share multiplied by the applicable Dividend Correspondence Ratio described below. To the extent that any Corporation Common Distribution consists of securities or other property (other than cash), the Trust will have the option of paying the corresponding Class B Preferred Dividend either (A) in the same form as such Corporation Common Distribution (i.e., by delivery of the same type of securities or other property as distributed in the Corporation Common Distribution), (B) in cash in an amount equal to the fair market value of such securities or other property as determined in good faith by the Board of Trustees subject to the rights of the holders of the Class B EPS to request a valuation from a nationally recognized investment banking firm as provided in paragraph (h)(v) of Article 6.16.5 hereof or (C) a combination thereof. Each Class B Preferred Dividend will be cumulative from the payment date for the related Corporation Common Distribution and will be payable to holders of record of Class B EPS on such record date as shall be fixed by the Board of Trustees, which record date shall be the same as the record date for the corresponding Class A Preferred Dividend based on such Corporation Common Distribution and not earlier than the record date for such Corporation Common Distribution. The Board of Trustees may, at any time between the declaration of a Corporation Common Distribution and the related payment date, declare a corresponding Class B Preferred Dividend conditioned on the actual payment of such Corporation Common Distribution (any such Class B Preferred Dividend being sometimes referred to herein as a "Conditionally Declared Class B Dividend" until such time as the corresponding Corporation Common Distribution is paid, at which time it will no longer be deemed to be a Conditionally Declared Class B Dividend but will instead be deemed to be an accrued Class A Preferred Dividend). The "Dividend Correspondence Ratio" for the purposes of determining the amount of any Class B Preferred Dividend accrual shall mean the number of Class B Underlying Corporation Shares for which each share of Class B EPS is indirectly exchangeable as of the record date for the related Corporation Common Distribution upon exercise of the Class B Exchange Right, as such number shall be proportionately adjusted to reflect any share dividend, share split, reverse share split or other combination or subdivision of the Class B EPS or the Class A EPS that becomes effective between (or, if the record date for such event is different from the effective date therefor, that has a record date that falls between) (A) the record date for the Corporation Common Distribution and (B) the date of payment of such Corporation Common Distribution or, if earlier, the record date for such Class B Preferred Dividend.

                           (ii) So long as any shares of Class B EPS are
outstanding: (A) no Junior Dividend may be declared or paid or set apart for payment unless all accrued Class B Preferred Dividends and Conditionally Declared Class B Dividends have been or are concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, (B) no Parity Preferred Dividend shall be declared or paid or set aside for payment unless a ratable portion of all accrued but unpaid Class B Preferred Dividends and Conditionally Declared Class B Dividends has been or is concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment (with such ratable portion being based on the portion of the accrued but unpaid Parity Preferred Dividends being paid) and (C) no Junior Shares may be redeemed, purchased or otherwise acquired by the Trust (other than a redemption, purchase or other acquisition of Trust Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary or upon any exchange or redemption of other securities at the option of the holders thereof, or as required or permitted under Article VI of the Declaration) for consideration (or any moneys paid or made available for a sinking fund for the redemption of any Junior Shares), directly or indirectly (except for conversion into or exchange for Junior Shares) unless all accrued Class B Preferred Dividends and Conditionally Declared Class B Dividends have been or are concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment.

                  (c) Class B Participation Dividend. No Trust Common Dividend may be declared in respect of the Trust Shares unless the Board of Trustees concurrently declares a Class B Participation Dividend entitling each share of Class B EPS to receive an amount equal to the amount of the Trust Common Dividend declared on each Trust Share multiplied by the number of Class B Underlying Trust Shares for which each share of Class B EPS is indirectly exchangeable upon exercise of the Class B Conversion Right as of the record date for such Trust Common Dividend. Such Class B Participation Dividend shall be payable on the same date on which the corresponding Trust Common Dividend is payable, shall be payable in the same form as the corresponding Trust Common Dividend and shall be paid to holders of record of the Class B EPS on the same record date as is fixed by the Board of Trustees for the payment of such Trust Common Dividend.

                  (d) Default Rate Dividends. Notwithstanding the foregoing provisions of this Article 6.16.3 but subject to paragraph (b) of Article 6.16.9, upon the occurrence and during the continuation of any Uncured Default, dividends ("Default Rate Dividends") shall accrue with respect to the outstanding shares of Class B EPS in an amount equal to the product of (i) the Stated Value of each such share multiplied by (ii) an interest rate per annum equal to LIBOR plus four percent (4%). Any such Default Rate Dividends shall be cumulative, shall be deemed to constitute Class B Preferred Dividends for the purposes hereof and shall be payable quarterly on March 1, June 1, September 1 and December 1 of each year, when, as and if declared by the Board of Trustees out of assets of the trust legally available for that purpose; provided that, if, at any time when there are accrued but unpaid Default Rate Dividends on the Class B EPS, a Class B Preferred Dividend or Class B Participation Dividend accrues pursuant to paragraph (b) or (c) of this Article 6.16.3 in an amount per share that exceeds the amount of such accrued but unpaid Default Rate Dividends per share, the holders of shares of Class B EPS shall be entitled to receive such Class B Preferred Dividend or Class B Participation Dividend in accordance with the provisions of such paragraphs (b) and (c) and the Default Rate Dividends accrued through the date of accrual of such Class B Preferred Dividend or Class B Participation Dividend shall be reduced to zero (although additional Default Rate Dividends shall again commence to accrue immediately following such date of accrual to the extent that the Uncured Default continues unremedied).

                  6.16.4. LIQUIDATION RIGHTS.

                  (a) In General. Upon the occurrence of any Liquidation Event, the holders of Class B EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, prior to the making of any Junior Liquidating Distribution, a liquidating distribution in an amount equal to the Class B Liquidation Preference described in paragraph (b) below determined as of the effective date of such Liquidation Event or, if no effective date is provided, as of the record date of the first liquidating distribution relating to such Liquidation Event (in either such case, the "Liquidation Date") and (ii) to participate on the basis described in paragraph (c) below in any liquidating distribution to holders of Trust Shares (the "Class B Liquidation Participation Right"). In determining whether a distribution (other than upon the occurrence of a Liquidation Event), by dividend, redemption or other acquisition of shares of beneficial interest in the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Class A EPS whose preferential rights upon dissolution are senior to those receiving the distribution shall not be added to the Trust's total liabilities.

                  (b) Class B Liquidation Preference. The "Class B Liquidation Preference" of a share of Class B EPS as of the applicable Liquidation Date shall mean the sum of (A) the Base Preference Amount as of such date and (B) the amount of any accrued but unpaid dividends in respect of each share of Class B EPS as of such date (other than any such accrued but unpaid Class B Preferred Dividends that have been declared with a record date prior to such Liquidation Date, which the Trust shall separately be obligated to pay to the holders of record of the Class B EPS as of such record date)(the "Supplemental Preference Amount"). Until each holder of shares of Class B EPS has received distributions equal to the Class B Liquidation Preference, no Junior Liquidating Distributions may be paid to holders of any other class or series of shares of beneficial interest in the Trust. Subject to the rights of the holders of shares of beneficial interest in the Trust with liquidation preferences ranking prior to or on a parity with the Class B Liquidation Preference, after payment shall have been made in full of the Class B Liquidation Preference as provided in this paragraph (b), Junior Liquidating Distributions may be paid to the holders of any shares of beneficial interest entitled to receive such distributions and the holders of the Class B EPS shall not be entitled to share therein except as provided in paragraph (c) of this Article 6.16.4. In the event that the assets of the Trust available for liquidating distributions to holders of shares of beneficial interest in the Trust in connection with any Liquidation Event are insufficient to pay the Class B Liquidation Preference on all outstanding Class B EPS and any Parity Liquidation Preferences in respect of any other classes or series of shares of beneficial interest in the Trust, then the holders of the Class B EPS and such other classes and series of shares of beneficial interest in the Trust shall share ratably in any such distribution of assets in proportion to the Class B Liquidation Preference and the Parity Liquidation Preferences to which they would otherwise be respectively entitled.

                  (c) Class B Liquidation Participation Rights. In addition to being entitled to receive the Class B Liquidation Preference, upon the occurrence of any Liquidation Event the holders of Class B EPS shall be entitled to participate, pursuant to the Class B Liquidation Participation Right, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class B EPS shall be deemed to represent a number of Trust Shares equal to the number of Class B Underlying Trust Shares for which each share of Class B EPS can be indirectly exchanged as of the record date for such distribution.

                  6.16.5. CONVERSION RIGHTS.

                  (a) In General. Shares of Class B EPS shall be convertible into shares of Class A EPS (A) at the option of the holder upon exercise of the Class B Conversion Right at any time after the first anniversary of the Issue Date and on or prior to the first anniversary of the CrossOver Date, to the extent provided in paragraph (b) of this Article 6.16.5, or (B) at the option of the Trust upon exercise of the Trust Conversion Right at any time after the Cross-Over Date, to the extent provided in paragraph (c) of this Article 6.16.5. In addition, as more specifically provided in Article 6.16.7 hereof, upon receipt of a Class B Conversion/Redemption Notice from any holder of shares of Class B EPS at any time after the first anniversary of the Cross-Over Date, the Trust will be required to elect to either exercise the Trust Conversion Right or the Trust Redemption Right with respect to the shares specified in such Class B Conversion/Redemption Notice.

                  (b) Class B Conversion Right.

                           (i) A holder of shares of Class B EPS shall have the
right, exercisable in the manner described in paragraph (b)(ii) below, at such holder's option at any time after the first anniversary of the Issue Date and on or prior to the first anniversary of the Cross-Over Date, to convert such shares in whole or in part into fully paid and non-assessable shares of Class A EPS based on the applicable Conversion Ratio described in paragraph (e) of this
Article 6.16.5 (the "Class B Conversion Right"); provided, however, that the Class B Conversion Right may not be exercised (A) with respect to any shares of Class B EPS that are already subject to a Trust Conversion Notice, (B) with respect to any shares of Class B EPS that are already subject to a Class B Redemption Notice or a Class B Conversion/Redemption Notice or (C) after the applicable Redemption Date if the Trust has already given a Trust Redemption Notice with respect to the applicable shares of Class B EPS, unless, in the case of either (B) or (C), the Trust shall default in its obligations hereunder arising as a result of such notice and such default shall not have been cured within ten (10) days thereafter.

                           (ii) A holder of shares of Class B EPS desiring to
exercise the Class B Conversion Right with respect to such shares shall surrender the certificate or certificates evidencing such shares, duly endorsed or assigned to the Trust or in blank, to the Transfer Agent together with a duly completed and executed conversion notice (a "Class B Conversion Notice") in such form as the Trust shall prescribe from time to time and such related certifications as the Trust may reasonably prescribe from time to time. Such form of Class B Conversion Notice will also permit the holder of the Class B EPS being converted to concurrently elect to exercise the Class A Exchange Right with respect to the Class A EPS Shares to be issued pursuant to the exercise of the Class B Conversion Right. Unless any shares of Class A EPS to be issued upon conversion of such shares of Class B EPS are to be issued in the same name as the name in which such shares of Class B EPS are registered, each share certificate surrendered shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any applicable transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

                           (iii) As promptly as practicable after receipt by the
Transfer Agent of a Class B Conversion Notice and the certificates and other documents described above, the Trust shall issue and deliver at the office of the Transfer Agent to the holder of the shares of Class B EPS being converted, or on his or her written order, a certificate or certificates for the full number of shares of Class A EPS issuable upon such conversion in accordance with the provisions of this Article 6.16.5, and any fractional interest in respect of a share of Class A EPS resulting from such conversion shall be settled as provided in paragraph (d) of this Article 6.16.5; provided, however, that to the extent that the holder of shares of Class B EPS with respect to which the Class B Conversion Right has been exercised has simultaneously exercised the Class

A Exchange Right with respect to the shares of Class A EPS issuable upon such conversion, no such certificate or certificates shall be issued with respect to such shares of Class A EPS (and there shall be no settlement of any such fractional interests), but such Class A Exchange Right shall be deemed to have been exercised with respect to such shares of Class A EPS (including any such fractional interests) as of the date of receipt of the Class B Conversion Notice and the certificates and other documents described above, and the rights and obligations of the Trust and such holder arising therefrom shall be governed by
Article 6.15.5 hereof. If less than the full number of shares of Class B EPS represented by the certificate or certificates surrendered to the Trust are to be converted pursuant to an exercise of the Class B Conversion Right, the Trust shall also deliver to the holder a new certificate or certificates evidencing the excess shares not being converted.

                           (iv) The conversion resulting from any exercise of
the Class B Conversion Right shall be deemed to have been effected immediately prior to the close of business on the date of receipt by the Transfer Agent of the Class B Conversion Notice and the certificates and other documents described above, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A EPS shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A EPS represented thereby at such time on such date, unless the sharetransfer books of the Trust for the Class A EPS shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such sharetransfer books are open.

                  (c) Trust Conversion Right.

                           (i) Shares of Class B EPS will also be convertible at
any time after the first anniversary of the Cross-Over Date in whole or in part at the option of the Trust into fully paid and non-assessable shares of Class A EPS based on the applicable Conversion Ratio described below (the "Trust Conversion Right"); provided, however, that the Trust Conversion Right may not be exercised with respect to any shares of Class B EPS with respect to which (A) the holder has already given a Class B Redemption Notice or a Class B Conversion Notice or (B) the Trust has already given a Trust Redemption Notice.

                           (ii) The Trust Conversion Right may be exercised by
the Trust giving written notice of such exercise to the holders of the shares of the Class B EPS with respect to which the Trust desires to exercise such right (a "Trust Conversion Notice").

                           (iii) The shares of Class B EPS of a holder specified
in such Trust Conversion Notice shall be deemed to have been converted as of the date of the applicable Trust Conversion Notice into the full number of shares of Class A EPS issuable upon such conversion in accordance with the provisions of this Article 6.16.5, and any fractional interest in respect of a share of Class A EPS resulting from such conversion shall be settled as provided in paragraph
(d) of this Article 6.16.5. The conversion provided for in this paragraph (c) shall be automatic without the requirement of any action on the part of the affected holders of shares of Class B EPS and whether or not the certificates evidencing such shares of Class B EPS are surrendered to the Trust or the Transfer Agent; provided that the Trust shall not be obligated to issue to any such holders certificates evidencing the shares of Class A EPS into which such Class B EPS shares have been converted until certificates evidencing the shares of Class B EPS held by such holder have been delivered to the Trust or the Transfer Agent. If less than the full number of shares of Class B EPS represented by the certificate or certificates surrendered to the Trust in connection with an exercise of the Trust Conversion Right have been converted pursuant to such exercise, the Trust shall also deliver to the holder a new certificate or certificates evidencing the excess shares not being converted.

                  (d) Fractional Interests. No fractional shares or scrip evidencing fractions of shares of Class A EPS shall be issued upon exercise of the Class B Conversion Right or the Trust Conversion Right. Instead of any fractional interest in a share of Class A EPS that would otherwise be deliverable upon the conversion of shares of Class B EPS, the Trust shall pay to the holder of such shares of Class B EPS an amount in cash equal to the product of (A) such fraction, (B) the then current Exchange Ratio of Class A EPS for Paired Shares, as determined pursuant to the provisions of paragraph (d) of
Article 6.15.5 hereof, and (C) the Current Market Price of the Paired Shares as of the Trading Day immediately preceding the date on which the applicable Class B Conversion Notice or Trust Conversion Notice (as applicable) and all related certificates and other documents were received by the Transfer Agent.

                  (e)  Conversion Ratio and Adjustments.

                           (i) Initially, one share of Class A EPS will be
issuable upon conversion of each share of Class B EPS pursuant to an exercise of the Class B Conversion Right or the Trust Conversion Right (the "Conversion Ratio"), which Conversion Ratio will be subject to adjustment from the Issue Date through the Cross-Over Date. After such date, the Conversion Ratio will be equal to the Class B Liquidation Preference (determined without taking into consideration any accrued but unpaid dividends other than Default Rate Dividends) as of the date of exercise of the Class B Conversion Right or the Trust Conversion Right, as applicable, divided by the product of (A) the number of Class A Underlying Paired Shares (including fractional interests) for which each share of Class A EPS is exchangeable as of such date pursuant to Article
6.15.5 hereof multiplied by (B) the Current Market Price of the Paired Shares as of such date. All calculations of the Conversion Ratio under this paragraph (e) shall be made to the nearest one-tenth of a share (with .05 of a share being rounded upward).

                           (ii) If, at any time between the Issue Date and the
Cross-Over Date, a Class A EPS Adjustment Event shall occur, the Conversion Ratio in effect as of the close of business on the record date for such Class A EPS Adjustment Event or, if no such record date applies, the effective date of such Class A EPS Adjustment Event shall be adjusted so that in connection with any exercise of the Class B Conversion Right or the Trust Conversion Right the shares of Class B EPS subject to such exercise will be converted into the number of shares of Class A EPS that such holder would have owned or been entitled to receive after the happening of such Class A EPS Adjustment Event if such Class B Conversion Right or Trust Conversion Right had been exercised immediately prior to such record date or effective date. An adjustment pursuant to this subparagraph (ii) shall become effective (subject to subparagraph (iv) below) immediately upon the opening of business on the Business Day next following the record date for the applicable Class A EPS Adjustment Event or, if no such record date applies, the Business Day next following the effective date of such Class A EPS Adjustment Event.

                           (iii) No adjustment in the Conversion Ratio shall be
required pursuant to subparagraph (ii) above unless such adjustment would require a cumulative increase or decrease of at least one percent (1%) in such ratio; provided, however, that any adjustments that by reason of this subparagraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made.

                           (iv) In any case in which subparagraph (ii) above
provides that an adjustment to the Conversion Ratio shall become effective immediately following the record date for a Class A EPS Adjustment Event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any shares of Class B EPS converted after such record date but before the occurrence of such event the additional shares of Class A EPS issuable pursuant to such conversion by reason of the adjustment required pursuant to subparagraph
(ii) in respect of such Class A EPS Adjustment Event and (B) paying to such holder any amount of cash in lieu of any fractional interest in shares of Class EPS pursuant to paragraph (d) of this Article 6.16.5.

                           (v) If at the time of any exercise of the Class B
Conversion Right on or prior to the Cross-Over Date there are any accrued but unpaid Default Rate Dividends with respect to the shares of Class B EPS being converted, the Conversion Ratio shall be adjusted so that the number of shares of Class A EPS issuable upon such exercise is increased by a number of shares (the "Class B Dividend Replacement Shares", which term shall also be deemed to refer to any shares of Class A EPS issued upon exercise of the Class B Conversion Right in respect of accrued but unpaid Default Rate Dividends pursuant to subparagraph (ii) above) equal to (A) the amount of the accrued but unpaid Default Rate Dividends with respect to the shares of Class B EPS being exchanged divided by (B) the product of (1) the number of Paired Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right multiplied by (2) the Current Market Price of the Paired Shares during the five (5) Trading Days immediately preceding the date of delivery of the applicable Class B Conversion Notice or Trust Conversion Notice and all related certificates and other documents.

                  (f) Effect of Mergers and Certain Other Transactions. If, at any time after the Issue Date, the Trust shall become a party to any transaction, including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all outstanding Trust Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Class A EPS (but excluding any event constituting a Class A EPS Adjustment Event)(each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which the outstanding shares of Class A EPS shall be converted into or exchanged for the right to receive stock, securities or other property (including cash or any combination thereof), effective as of the effective date of such Transaction, each share of Class A EPS issuable upon exercise of the Class B Conversion Right or the Trust Conversion Right with respect to any shares of Class B EPS that are not converted into or exchanged for the right to receive stock, securities or other property in connection with such Transaction shall thereafter be deemed to consist of the kind and amount of shares of stock and other securities and property (including cash or any combination thereof) that would have been held or receivable upon the consummation of such Transaction by a holder of a number of shares of Class A EPS equal to the number of Class B Underlying Class A EPS Shares into which each share of Class B EPS would have been convertible immediately prior to such Transaction, assuming such holder of shares of Class A EPS (A) is not a Person with which the Trust consolidated or into which the Trust was merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of stock, securities an other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Class A EPS held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this subparagraph (ii) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Shares shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The provisions of this paragraph (f) shall similarly apply to successive Transactions.

                  (g) Notice of Adjustment. Whenever the Conversion Ratio or the nature and amount of the securities and other property issuable upon exercise of the Class B Conversion Right or the Trust Conversion Right is adjusted as provided in paragraph (e) or (f) above, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Ratio after such adjustment and, in the case of an adjustment pursuant to paragraph (f), describing the kind and amount of stock, securities and other property (including cash) thereafter issuable upon such exercise. Such certificate shall also set forth a brief statement of the facts requiring such adjustment and shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment setting forth the adjusted Conversion Ratio, the effective date of such adjustment and, in the case of an adjustment pursuant to paragraph (f), a description of the kind and amount of stock, securities and other property (including cash) thereafter issuable upon exercise of the Class B Conversion Right or the Trust Conversion Right, and shall mail such notice of such adjustment to the holder of each share of Class B EPS at such holder's last address as shown on the sharerecords of the Trust.

                  (h)  Miscellaneous Provisions.

                           (i) There shall be no adjustment of the Conversion
Ratio in case of the issuance of any shares of beneficial interest in the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Article 6.16.5.

                           (ii) If the Trust shall take any action affecting the
Trust Shares or the Corporation shall take any action affecting the Corporation Shares, other than an action described in this Article 6.16.5, that in the opinion of the Board of Trustees would materially and adversely affect the conversion rights of the holders of the Class B EPS provided for in this Article 6.16.5, the Conversion Ratio may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

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
                           (iii) The Trust covenants that any shares of Class A
EPS issued upon exercise of the Class B Conversion Right or the Trust Conversion Right will be validly issued, fully paid and non-assessable. The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Class A EPS sufficient Class A EPS to permit the exercise of the Class B Conversion Right. The Trust shall also comply with its obligations under paragraph (g)(iii) of Article 6.15.5 hereof as if such shares of Class A EPS issuable upon exercise of the Class B Conversion Right were issued and outstanding. The Trust shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A EPS or other securities or property upon exercise of the Class B Conversion Right or the Trust Conversion Right; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any shares of Class A EPS or other securities or property in a name other than that of the holder of the shares of Class B EPS being converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

                           (iv) Except as provided in paragraph (g)(v) below,
any determination required or permitted to be made by the Board of Trustees by these Articles Supplementary shall be final, conclusive and binding on the holders of Class B EPS.

                           (v) In the event that the Trust elects to pay in cash
a Class B Preferred Dividend corresponding to a Corporation Common Distribution in the form of securities or other property and in connection therewith the Board of Trustees makes a determination of the fair market value of such securities or other property, the Trust shall deliver to each affected holder of Class B EPS a written notice setting forth the valuation determined by the Board of Trustees. At any time within ten (10) Business Days after receipt of such notice, any affected holder of Class B EPS may request in writing that the Trust obtain a written valuation of such securities or other property from an investment banking firm. Promptly after receipt of any such request, the Trust shall select a nationally recognized investment banking firm to perform such valuation and shall provide such investment banking firm with such relevant information as the Trust may have in relation thereto. Such investment banking firm shall be instructed to prepare a written valuation report within thirty
(30) days after its appointment, and upon receipt of such valuation report, the Trust shall mail a copy to each affected holder of Class B EPS. If the valuation as determined by such investment banking firm is greater than the valuation as determined by the Board of Trustees, the Trust shall promptly pay the amount of such difference to each affected holder of Class B EPS. If, however, the valuation as determined by such investment banking firm is less than the valuation determined by the Board of Trustees, the Trust may at its option require each affected holder of Class B EPS to repay the amount of such difference to the Trust, which amount shall be so repaid by each such holder promptly after receipt of the Trust's request. The fees and expenses of such investment banking firm shall be paid by the Trust.

                  6.16.6. REDEMPTION RIGHTS.

                  (a) In General. Shares of Class B EPS will be redeemable at the option of the Trust at any time after the Cross-Over Date in accordance with the provisions of paragraph (b) of

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
this Article 6.16.6 (the "Trust Redemption Right") and will be redeemable at the option of the holders at any time during the period commencing on the Cross-Over Date and ending on the first anniversary of the Cross-Over Date in accordance with the provisions of paragraph (c) of this Article 6.16.6 (the "Class B Redemption Right"). Prior to the Cross-Over Date, shares of Class B EPS will not be redeemable at the option of either the Trust or the holder. In addition, as more specifically provided in Article 6.16.7 hereof, upon receipt of a Class B Conversion/Redemption Notice from any holder of shares of Class B EPS at any time after the first anniversary of the Cross-Over Date, the Trust will be required to elect to either exercise the Trust Conversion Right or the Trust Redemption Right with respect to the shares specified in such Class B Conversion/Redemption Notice.

                  (b) Redemption at the Option of the Trust.

                           (i) Pursuant to the Trust Redemption Right, shares of
Class B EPS may be redeemed in cash in whole or in part at the option of the Trust at any time and from time to time (in the case of partial redemptions) after the Cross-Over Date at a redemption price (the "Redemption Price") equal to the Class B Liquidation Preference of such shares as of the applicable Trust Redemption Date; provided, however, that the Trust Redemption Right may not be exercised with respect to any shares of Class B EPS that are already subject to
(A) a Trust Conversion Notice or (B) a Class B Conversion Notice or a Class B Redemption Notice. Such redemption shall be deemed to have been made as of the close of business on the applicable Trust Redemption Date, and after such Trust Redemption Date, provided that the Trust Redemption Price has been duly paid or set apart for payment, dividends shall cease to accrue on the shares of Class B EPS called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as shareholders of the Trust shall cease, except the right to receive the Redemption Price, without interest thereon, upon surrender of the certificates evidencing such shares.

                           (ii) Notice of any exercise of the Trust Redemption
Right (a "Trust Redemption Notice") shall be given to the holders of the shares of Class B EPS to be redeemed not less than ten (10) nor more than sixty (60) days prior to the date fixed for redemption (the "Trust Redemption Date"). Each Trust Redemption Notice shall be given by first class mail to each holder of shares to be redeemed at such holder's address as shown on the sharebooks of the Trust and shall specify (A) the Trust Redemption Date, (B) the number of shares of Class B EPS to be redeemed from such holder, (C) the Trust Redemption Price,
(D) the place or places where certificates for the shares of Class B EPS to be redeemed are to be surrendered for payment of the Trust Redemption Price, (E) that dividends will cease to accrue on the shares of Class B EPS to be redeemed on the Redemption Date and (F) that the ability of the holders to exercise the Class B Conversion Right with respect to the shares to be redeemed will terminate on the Trust Redemption Date. If less than all outstanding shares of Class B EPS are to be redeemed upon exercise of the Trust Redemption Right, the shares to be redeemed shall be selected in such manner as the Trust deems appropriate.

                           (iii) Upon receipt of a Trust Redemption Notice, each
holder of shares of Class B EPS being redeemed shall surrender to the Transfer Agent a certificate or certificates evidencing such shares. As soon as practicable, and in any event within five (5) Business Days,

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
after such surrender, the Trust shall pay the applicable Redemption Price to such holder and, if less than the full number of shares represented by the certificate or certificates so surrendered are to be redeemed, the Trust shall deliver to such holder a certificate or certificates evidencing the excess shares not being redeemed. The Redemption Price shall be payable at the election of the Trust by check or by wire transfer to an account designated in writing by the holder at least two (2) Business Days prior to the applicable Trust Redemption Date, if one has been so designated.

                  (c) Redemption at the Option of the Holders.

                           (i) Under the Class B Redemption Right, to the extent
permitted under applicable law, each holder of shares of Class B EPS shall have the right, at his or her option, to require the Trust at any time or from time to time (in the case of partial redemptions) after the Cross-Over Date and on or prior to the first anniversary of the Cross-Over Date to redeem some or all of such shares in cash at the Redemption Price (determined as of the Class B Redemption Date); provided, however, that the Class B Redemption Right may not be exercised with respect to any shares of Class B EPS that are already subject to (A) a Trust Conversion Notice or a Trust Redemption Notice or (B) a Class B Conversion Notice. Such redemption shall be deemed to have been made as of the close of business on the applicable Class B Redemption Date, and after such Class B Redemption Date, provided that the Redemption Price has been duly paid or set apart for payment, dividends shall cease to accrue on the shares of Class B EPS surrendered for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as shareholders of the Trust shall cease, except the right to receive the Redemption Price, without interest thereon.

                           (ii) A holder of shares of Class B EPS may exercise
the Class B Redemption Right with respect to some or all of such shares by surrendering a certificate or certificates evidencing the shares to be redeemed, duly endorsed or assigned to the Trust in blank, to the Transfer Agent accompanied by a written notice (a "Class B Redemption Notice") in such form as the Trust shall prescribe from time to time specifying the number of shares (which shall be a whole number) to be redeemed in accordance with the provisions of this paragraph (c). As soon as practicable, and in any event within five (5) Business Days, after receipt of a Class B Redemption Notice and the related certificates (the date of such receipt being sometimes referred to herein as the "Class B Redemption Date"), to the extent permitted under applicable law, the Trust shall pay the Redemption Price to the holder and, if less than the full number of shares of Class B EPS represented by the certificate or certificates surrendered together with such Class B Redemption Notice are to be redeemed, the Trust shall deliver to such holder a certificate or certificates evidencing the excess shares not being redeemed. The Redemption Price shall be payable at the election of the Trust by check or by wire transfer to an account designated in writing by the holder at least two (2) Business Days prior to the applicable Class B Redemption Date, if one has been so designated.

                  6.16.7. CLASS B CONVERSION/REDEMPTION ELECTION RIGHT.

                  In addition to the Class B Conversion Right and the Class B Redemption Right, at any time after the first anniversary of the Cross-Over Date, each holder of shares of Class B EPS will have the right (the "Class B Conversion/Redemption Election Right"), upon written notice to

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
the Trust in such form as the Trust shall prescribe from time to time (a "Class B Conversion/Redemption Notice"), to require that the Trust elect either to exercise the Trust Conversion Right or the Trust Redemption Right described below with respect to the shares of Class B EPS held by such holder and designated in the Class B Conversion/Redemption Notice; provided, however, that the Class B Conversion Right may not be exercised with respect to any shares of Class B EPS (A) with respect to which the holder has already given a Class B Redemption Notice or (B) after the applicable Redemption Date if the Trust has already given a Trust Redemption Notice with respect to such shares unless, in either such case, the Trust shall default in the payment of the applicable Redemption Price required to be paid pursuant to Article 6.16.6 above. Within five (5) Business Days after receipt of any such Class B Conversion/Redemption Notice, the Trust shall either give the relevant holder a Trust Conversion Notice or a Trust Redemption Notice with respect to the shares of Class B EPS specified in such Class B Conversion/Redemption Notice.

                  6.16.8. REACQUIRED SHARES TO BE RETIRED.

                  All shares of Class B EPS which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest in the Trust without designation as to class.

                  6.16.9. DEFAULT RIGHTS.

                  (a) Consequences of Uncured Default. Subject to paragraph (b) of this Article 6.16.9, in the event that the Trust at any time defaults in its obligations with respect to any exercise of the Class B Redemption Right, the Class B Conversion Right or the Class B Conversion/Redemption Election Right, and such default shall continue for a period of thirty (30) days from the date that performance of such obligations was due (an "Uncured Default"), then: (i) the holders of the outstanding shares of Class B EPS will have the rights with respect to the election of two additional members of the Board of Trustees described in paragraph (c) of Article 6.16.10 hereof, (ii) the dividend rate on the Class B EPS will be increased as provided in paragraph (d) of Article 6.16.3 hereof, (iii) the Registration Rights Agreement will be amended to provide the holders of Class B EPS with registration rights thereunder and (iv) the Cross-Over Date (if not already past) will be extended by a number of days equal to the number of days that an Uncured Default continues unremedied. Any Uncured Default may be waived at any time by the holders of shares of Class B EPS constituting a majority of all shares of Class B EPS then outstanding.

                  6.16.10. VOTING.

                  (a) General Voting Rights. The holders of shares of Class B EPS shall be entitled to vote upon all matters upon which holders of Trust Shares have the right to vote, and shall be entitled to the number of votes equal to the largest whole number of Class B Underlying Trust Shares for which such shares of Class B EPS could be indirectly exchanged (assuming the exercise of the Class B Conversion Right and the concurrent exercise of the Class A Exchange Right with respect to the shares of Class A EPS issuable upon exercise of such Class B Conversion Right) as of the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of beneficial interest in the Trust having general voting powers and not separately as a class.

                  (b) Special Voting Rights. So long as any shares of Class B EPS are outstanding, in addition to any other vote or consent of holders of such shares required by the Declaration or these Articles Supplementary, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all outstanding shares of Class B EPS, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Class B EPS disproportionately (based on the number of Underlying Class B Trust Shares at the time) to the effect of such amendment, alteration or repeal on the holders of the Trust Shares; provided, however, that (i) any amendment of the provisions of the Declaration so as to authorize or create, or to increase the authorized amount of, any class or series of shares of beneficial interest in the Trust, whether ranking prior to, on a parity with or junior to the Class B EPS shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Class B EPS and (ii) no filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary unless such filing expressly purports to amend, alter or repeal one or more of such provisions. For the purposes of this paragraph (b), each share of Class B EPS will have one vote per share.

                  (c) Default Voting Rights.

                           (i) Upon the occurrence of any Uncured Default, the
number of trustees then constituting the Board of Trustees shall be increased by two and the holders of the outstanding shares of Class B EPS shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders, or at a special meeting of the holders of Class B EPS then outstanding called as provided in subparagraph (ii) below. If such Uncured Default shall at any time cease to be continuing or shall be waived, then the right of the holders of the Class B EPS to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights upon the occurrence of any subsequent Uncured Default) and the terms of office of all persons elected as trustees by such holders shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. For the purposes of this paragraph (c), each share of Class B EPS will have one vote per share.

                           (ii) At any time after the voting power described in
subparagraph (i) above shall have been vested in the holders of shares of Class B EPS, the Secretary of the Trust may, and upon the written request of any holder of Class B EPS (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Class B EPS for the election of the two trustees to be elected by them as herein provided, such call to be made

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
by notice similar to that provided in the Trustees' Regulations of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of such request, then any holder of shares of Class B EPS may call such meeting, upon the notice above provided and for that purpose shall have access to the sharebooks of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Class B EPS, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Class B EPS or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders if such office shall not have previously terminated as provided above.

                  6.16.11. RECORD HOLDERS.

                  The Trust and the Transfer Agent may deem and treat the record holder of any Class B EPS as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

                  6.16.11. RESTRICTIONS ON OWNERSHIP AND TRANSFER.

                  The Class B EPS constitute shares of beneficial interest in the Trust that are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to shares of beneficial interest in the Trust generally, including, without limitation, the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to shares of beneficial interest in the Trust. The foregoing sentence shall not be construed to limit the applicability to the Class B EPS of any other term or provision of the Declaration. No restrictions on the transferability of shares of Class A EPS shall be enforced by the Trust to the extent that such restrictions would otherwise cause the Trust to fail to meet the requirements of Section 856(a)(2) of the Code.

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